As filed with the Securities and Exchange Commission on April 21, 2011

Registration No. 333-169563

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre- Effective Amendment No. 1

FORM S-1

Registration Statement Under The Securities Act of 1933

Great-West Life & Annuity Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Colorado	6311	84-0467907
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

8515 East Orchard Road, Greenwood Village, Colorado 80111 (800) 537-2033

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mitchell T.G. Graye	Copy to:
President and Chief Executive Officer	Stephen E. Roth, Esq.
Great-West Life & Annuity Insurance Company	Sutherland Asbill & Brennan LLP
8515 East Orchard Road	1275 Pennsylvania Avenue, N.W.
Greenwood Village, CO 80111	Washington, DC
(800) 537-2033	20004-2415
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:     Continuously on and after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit*		Proposed Maximum Aggregate Offering Price			Amount of Registration Fee
Guaranteed Income Annuity Contracts	N/A	*	N/A	*	$	*	*	$	*	*

*	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.

** The registrant previously registered $50,000,000 and paid a $3,565 registration fee in connection with the filing of its Form S-1 registration statement filed with the Securities and Exchange Commission on September 24, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SecureFoundationSM

Group Fixed Deferred Annuity Contract

Issued by:

8515 East Orchard Road

Greenwood Village, CO 80111

Tel. (800) 537-2033

[April     , 2011]

This prospectus describes the Great-West SecureFoundationSM Group Fixed Deferred Annuity Contract (the “Contract”) issued by Great-West Life & Annuity Insurance Company. The Contract will be offered to sponsors (“Plan Sponsor”) of retirement plans established under Section 403(b) of the Internal Revenue Code (“Retirement Plan”). The Contract describes the Guaranteed Lifetime Withdrawal Benefit (“GLWB”). A certificate (“Certificate”) will be issued to participants in each Retirement Plan who purchase shares of one of the Maxim SecureFoundation mutual funds, which currently consist of the Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2020 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2030 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2040 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio, Maxim SecureFoundationSM Lifetime 2050 Portfolio, Maxim SecureFoundationSM Lifetime 2055 Portfolio (the “SecureFoundation Lifetime Portfolios”), and the Maxim SecureFoundationSM Balanced Portfolio (each, a “Covered Fund” and together, the “Covered Funds”). A Retirement Plan participant who elects the GLWB is referred to as a “GLWB Participant.” The Contract provides for guaranteed income for the life of a designated person based on the GLWB Participant’s investment in one or more of the Covered Funds, provided all conditions specified in the Contract are met, regardless of how long the designated person lives or the actual performance or value of the Covered Funds. The Contract and the Certificate have no cash value and no surrender value. The interests of the Retirement Plan and the GLWB Participant in the Contract and the Certificate, as applicable, may not be transferred, sold, assigned, pledged, charged, encumbered, or alienated in any way, however, if the Retirement Plan is consolidated or merged with another plan or if the assets and liabilities of the Retirement Plan are transferred to another plan, the Contract may be assigned to the new Plan Sponsor and/or trustee.

Plan Sponsors may apply to purchase a Contract through GWFS Equities, Inc. (“GWFS Equities”), the principal underwriter for the Contract or other broker-dealers that have entered into a selling agreement with GWFS Equities. GWFS Equities will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.

This prospectus provides important information that a prospective purchaser of a Contract or a GLWB Participant should know before investing. Please retain this prospectus for future reference.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offering in any jurisdiction in which such offering may not be lawfully made.

The Contract nor the Certificate:

•	Is NOT a bank deposit
•	Is NOT FDIC insured
•	Is NOT insured or endorsed by a bank or any government agency
•	Is NOT available in every state

The purchase of the Contract is subject to certain risks. See “Risk Factors” on page 5. The Contract is novel and innovative. While we understand that the Internal Revenue Service may be considering tax issues associated with products similar to the Contract, to date the tax consequences of the Contract have not been addressed in published legal authorities. Under the circumstances, the Plan Sponsor and prospective GLWB Participants should therefore consult a tax advisor before purchasing a Contract or a GLWB.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY	- 1 -

PRELIMINARY NOTE REGARDING TERMS USED IN THIS PROSPECTUS.	- 1 -
WHAT IS THE GLWB?	- 1 -
HOW MUCH WILL THE GLWB COST?	- 2 -
CAN THE GLWB PARTICIPANT CANCEL THE GLWB?	- 2 -
WHAT HAPPENS IF THE CONTRACT OWNER /PLAN SPONSOR ELIMINATES A COVERED FUND FROM MY PLAN?	- 2 -
CAN THE CONTRACT OWNER/PLAN SPONSOR CANCEL THE CONTRACT?	- 2 -
WHAT PROTECTION DOES THE GLWB PROVIDE ?	- 2 -
HOW DOES THE GLWB WORK?	- 3 -
HOW DOES THE CONTRACT OWNER/PLAN SPONSOR APPLY FOR THE CONTRACT?	- 3 -
HOW DOES A RETIREMENT PLAN PARTICIPANT ELECT THE GLWB?	- 3 -
WHAT ARE THE DESIGNATED INVESTMENT OPTIONS ?	- 4 -
IS THE GLWB RIGHT FOR RETIREMENT PLAN PARTICIPANTS?	- 4 -

RISK FACTORS	- 5 -

THE CONTRACT	- 7 -

INVESTMENT OPTIONS – THE COVERED FUNDS	- 7 -

MAXIM SECUREFOUNDATIONSM BALANCED PORTFOLIO	- 8 -

INVESTMENT OBJECTIVE.	- 8 -
PRINCIPAL INVESTMENT STRATEGIES.	- 8 -

MAXIM SECUREFOUNDATIONSM LIFETIME PORTFOLIOS	- 8 -

INVESTMENT OBJECTIVE.	- 8 -
PRINCIPAL INVESTMENT STRATEGIES.	- 8 -

ADDING AND REMOVING COVERED FUNDS	- 9 -

IRA ROLLOVERS	- 9 -

THE ACCUMULATION PHASE	- 9 -

COVERED FUND VALUE.	- 9 -
BENEFIT BASE.	- 10 -
SUBSEQUENT CONTRACT CONTRIBUTIONS TO YOUR ACCOUNT.	- 10 -
RATCHET DATE ADJUSTMENTS TO THE BENEFIT BASE.	- 11 -
EXCESS WITHDRAWALS DURING THE ACCUMULATION PHASE.	- 12 -
TYPES OF EXCESS WITHDRAWALS.	- 13 -
TREATMENT OF A DISTRIBUTION DURING THE ACCUMULATION PHASE.	- 13 -
LOANS.	- 13 -
DEATH DURING THE ACCUMULATION PHASE.	- 14 -

THE GAW PHASE	- 14 -

INSTALLMENTS.	- 14 -
CALCULATION OF INSTALLMENT AMOUNT.	- 15 -
INSTALLMENT FREQUENCY OPTIONS.	- 16 -
VESTING.	- 16 -
LUMP SUM DISTRIBUTION OPTION.	- 17 -
SUSPENDING AND RE-COMMENCING INSTALLMENTS AFTER A LUMP SUM DISTRIBUTION.	- 17 -
OPTIONAL RESETS OF THE GAW% DURING THE GAW PHASE.	- 18 -
EFFECT OF EXCESS WITHDRAWALS DURING THE GAW PHASE.	- 18 -
DEATH DURING THE GAW PHASE.	- 19 -
If the GLWB Participant Dies After the Initial Installment Date as a Sole Covered Person.	- 19 -
If the GLWB Participant Dies After the Initial Installment Date while Joint Covered Person is Living.	- 19 -

THE SETTLEMENT PHASE	- 19 -

EXAMPLES OF HOW THE GLWB WORKS	- 20 -

GUARANTEE BENEFIT FEE	- 23 -

WILL A GLWB PARTICIPANT PAY THE SAME AMOUNT (IN DOLLARS) FOR THE WITHDRAWAL GUARANTEE EVERY MONTH?	- 24 -

DIVORCE PROVISIONS UNDER THE CONTRACT	- 25 -

DURING THE ACCUMULATION PHASE.	- 25 -
DURING THE GAW PHASE.	- 25 -
If there is a Sole Covered Person.	- 25 -
If there are two Covered Persons.	- 25 -
DURING THE SETTLEMENT PHASE.	- 26 -

EFFECT OF ANNUITIZATION	- 26 -

ELECTION OF ANNUITY OPTIONS.	- 26 -

TERMINATION OF THE CONTRACT	- 26 -

IF THE PLAN SPONSOR TERMINATES THE CONTRACT.	- 27 -
IF GREAT-WEST TERMINATES THE CONTRACT .	- 27 -
OTHER TERMINATION.	- 27 -

MISCELLANEOUS PROVISIONS	- 27 -

PERIODIC COMMUNICATIONS TO GLWB PARTICIPANTS.	- 27 -
AMENDMENTS TO THE CONTRACT.	- 27 -
ASSIGNMENT.	- 27 -
CANCELLATION.	- 27 -
MISSTATEMENTS.	- 28 -

FINANCIAL CONDITION OF THE COMPANY	- 28 -

TAXATION OF THE CONTRACT AND GLWB	- 28 -

IN GENERAL.	- 28 -
SECTION 403(B) CONTRACTS.	- 29 -

ABOUT US	- 30 -

SALES OF THE CONTRACTS	- 31 -

ADDITIONAL INFORMATION	- 31 -

OWNER QUESTIONS.	- 31 -
RETURN PRIVILEGE.	- 31 -
STATE REGULATION.	- 32 -
EVIDENCE OF DEATH, AGE, GENDER, OR SURVIVAL.	- 32 -

LEGAL MATTERS	- 32 -

EXPERTS	- 32 -

WHERE YOU CAN FIND MORE INFORMATION	- 32 -

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	- 32 -

DEFINITIONS	- 34 -

SecureFoundationSM

Group Fixed Deferred Annuity Contract

Issued by:

8515 East Orchard Road

Greenwood Village, CO 80111

Tel. (800) 537-2033

SUMMARY

Preliminary Note Regarding Terms Used in This Prospectus.

Certain terms used in this prospectus have specific and important meanings. Some important terms are explained below, and in most cases the meaning of other important terms is explained the first time they are used in the prospectus. You will also find in the back of this prospectus a listing of all of the terms, with the meaning of each term explained.

•	The “Contract” is the Great-West SecureFoundation Group Fixed Deferred Contract issued by Great-West Life & Annuity Insurance Company.

•	“We,” “us,” “our,” “Great-West,” or the “Company” means Great-West Life & Annuity Insurance Company.

•

“Covered Person” or “Covered Persons” means the person or persons, respectively, named in the Contract whose age is used for certain important purposes under the Contract, including determining the amount of the guaranteed income that may be provided by the Contract. The GLWB Participant must be a Covered Person.

•

“Covered Fund” or “Covered Funds” refer to the Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2020 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2030 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2040 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio, Maxim SecureFoundationSM Lifetime 2050 Portfolio, Maxim SecureFoundationSM Lifetime 2055 Portfolio, and the Maxim SecureFoundationSM Balanced Portfolio.

We believe that in most cases the GLWB Participant will be the only Covered Person. Therefore, for ease of reference, most of the discussion in this prospectus assumes that the GLWB Participant is the only Covered Person. In some places in the prospectus, however, we explain how certain features of the GLWB differ if there are joint Covered Persons.

The following is a summary of the GLWB. You should read the entire prospectus in addition to this summary.

What is the GLWB?

The GLWB is the payment of guaranteed minimum lifetime income that the GLWB Participant will receive, regardless of how long the Covered Person lives or how the Covered Fund performs. The GLWB does not have a cash value. Provided all conditions of the Contract are met, if the value of the shares in the GLWB Participant’s Covered Fund (“Covered Fund Value”) equals zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or Guaranteed Annual Withdrawal(s) (“GAW”), we will make annual payments to the GLWB Participant for the rest of his life.

The amount of the GAW that you may take may increase from time to time based on the Covered Fund Value. It may also decrease if the GLWB Participant takes Excess Withdrawals (discussed below).

The guaranteed income that may be provided by the GLWB is based on the age and life of the Covered Person (or if there are joint Covered Persons, on the age of the younger joint Covered Person and the lives of both Covered Persons) as of the date we calculate the first Installment. A joint Covered Person must be the spouse of the GLWB Participant and the spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.

How much will the GLWB cost?

While the Contract is in force, a Guarantee Benefit Fee will be calculated and deducted from the Covered Fund Value on a monthly basis. It will be paid by redeeming the number of fund shares of the Covered Fund equal to the Guarantee Benefit Fee. The Guarantee Benefit Fee is calculated as a specified percentage of the Covered Fund Value at the time the Guarantee Benefit Fee is calculated. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan’s custodian to submit it to us, the GLWB will terminate as of the date that the fee is due. We will not provide notice prior to termination of the Contract or GLWB and we will not refund the Guarantee Benefit Fee paid upon termination of the Contract or GLWB.

The Guarantee Benefit Fee pays for the insurance protections provided by the Contract.

The guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge is shown below. The amount we currently charge is also shown below.

•	The maximum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 1.5%.

•	The minimum Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 0.70%.

•	The current Guarantee Benefit Fee, as a percentage of a GLWB Participant’s Covered Fund Value, on an annual basis, is 0.90%.

We may change the current Guarantee Benefit Fee at any time within the minimum and maximum range described above upon thirty (30) days prior written notice to the GLWB Participant and the Plan Sponsor. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. We reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need the happening of any event before we may change the Guarantee Benefit Fee.

The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial and other services, and charges imposed by the Covered Funds.

Premium taxes may be applicable in certain states. Premium tax applicability and rates vary by state and may change. We reserve the right to deduct any such tax from premium when received.

Can the GLWB Participant cancel the GLWB?

The GLWB Participant may cancel the GLWB by causing the Covered Fund Value or the Benefit Base of each Covered Fund to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee. If the GLWB Participant cancels the GLWB, then the GLWB Participant will be prohibited from making any Transfer into the same Covered Fund for at least ninety (90) calendar days.

What happens if the Contract Owner/Plan Sponsor eliminates a Covered Fund from my Plan?

If your Plan Sponsors eliminates a Covered Fund from your Plan and transfers all Covered Fund assets to another Covered Fund offered in the Plan, Great-West will restore your GLWB Benefit Base and GAW, if applicable, to the same amounts as held by you prior to the transfer of the Covered Fund assets.

Can the Contract Owner/Plan Sponsor cancel the Contract?

As Contract Owner, the Plan Sponsor has the right to cancel the Contract upon 75 days written notice to us without additional charges. If the Plan Sponsor cancels the Contract, then the GLWB Participants in the Retirement Plan will lose their GLWB and all associated benefits. We will not return any portion of the Guarantee Benefit Fee that has been collected. However, for GLWB Participants that have reached the Settlement Phase on or before the date that the Plan Sponsor cancels the Contract, Installments will continue for as long as the GLWB Participant shall live.

What protection does the GLWB provide?

The GLWB provides two basic protections to GLWB Participants who purchase the GLWB as a source or potential source of lifetime retirement income or other long-term purposes. Provided that certain conditions are met, the GLWB protects the GLWB Participant from:

•	longevity risk, which is the risk that a GLWB Participant will outlive the assets invested in the Covered Fund; and

•	income volatility risk, which is the risk of downward fluctuations in a GLWB Participant’s retirement income due to changes in market performance.

Both of these risks increase as a result of poor market performance early in retirement. Point-in-time risk (which is the risk of retiring on the eve of a down market) significantly contributes to both longevity and income volatility risk.

The GLWB does not provide a guarantee that the Covered Fund or the GLWB Participant’s Account will retain a certain value or that the value of the Covered Fund or the GLWB Participant’s Account will remain steady or grow over time. Instead, it provides for a guarantee, under certain specified conditions, that regardless of the performance of the Covered Funds in the Account and regardless of how long the GLWB Participant lives, the GLWB Participant will be able to receive a guaranteed level of annual income for life. Therefore, it is important to understand that while the preservation of capital may be one of the GLWB Participant’s goals, the achievement of that goal is not guaranteed by the GLWB.

How does the GLWB work?

The GLWB has three phases: an “Accumulation Phase,” a “GAW Phase,” and a “Settlement Phase.”

•

The Accumulation Phase: During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Fund, which establishes the Benefit Base (this is the sum of all Contract Contributions minus any withdrawals and any adjustments made on the “Ratchet Date” as described later in this prospectus), and take Distributions from the Account just as the GLWB Participant otherwise would be permitted to (although Excess Withdrawals will reduce the amount of the Benefit Base under the Contract). The GLWB Participant is responsible for managing withdrawals during the Accumulation Phase.

•

The GAW Phase: After the GLWB Participant (or if there are joint Covered Persons, the younger joint Covered Person) has turned age 55, then the GLWB Participant can enter the GAW Phase and begin to take GAWs (which are annual withdrawals that do not exceed a specified amount) without reducing the Benefit Base. GAWs before age 59 1/2 may result in certain tax penalties, and may not be permissible in certain circumstances.

•

Settlement Phase: If the Covered Fund Value falls to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB or Contract (e.g., custodian fees or advisory fees), and/or GAWs, the Settlement Phase will begin. During the Settlement Phase, we make Installments to the GLWB Participant for life. However, the Settlement Phase may never occur, depending on how long the GLWB Participant lives and how well the Covered Fund performs.

The Installments that a GLWB Participant may receive when in the GAW Phase or Settlement Phase are determined by multiplying the vested Benefit Base by the GAW Percentage (GAW%), which is determined by the age of the Covered Person(s) as of the date we calculate the first Installment. As described in more detail below, the amount of the Installments may increase on an annual basis during the GAW Phase due to positive Covered Fund performance, and will decrease as a result of any Excess Withdrawals.

If the GLWB Participant withdraws any of his Covered Fund Value during the Accumulation Phase to satisfy any contribution limitation imposed under federal law, we will consider that to be an Excess Withdrawal. Any withdrawals to satisfy a GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase. Each GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications. We will deem withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to his overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), to be within the contract limits for the Contract and will not treat such withdrawals as Excess Withdrawals.

How does the Contract Owner/Plan Sponsor apply for the Contract?

The Contract Owner/Plan Sponsor may apply for the Contract by completing an application or other form authorized by us and executing the Contract. The Contract Owner/Plan Sponsor is also required to add one or more Covered Funds to the eligible investment options for the Retirement Plan. If the application or form is accepted by us at our Administrative Office, we will issue a Contract to the Contract Owner/Plan Sponsor describing the rights and obligations under the Contract.

How does a Retirement Plan participant elect the GLWB?

A Retirement Plan participant must elect the GLWB in connection with his purchase of shares of a Covered Fund in his Account under the Retirement Plan. However, the actual date of election of the GLWB will depend on which Covered Fund shares are purchased. For the SecureFoundation Lifetime Portfolios, a GLWB Participant will not be deemed to have actually elected the

GLWB until the first business day of the year that is ten years prior to the date in the name of the fund. There is no minimum initial investment. Subject to federal tax law and Retirement Plan limitations on Section 403(b) contributions, a GLWB Participant may invest any amount in any Covered Fund. However, the Benefit Base is limited to $5,000,000. Any amount over $5,000,000 will not increase the GLWB Participant’s Benefit Base.

The GLWB may only be elected by participants in Retirement Plans that offer the Covered Funds.

What are the Designated Investment Options?

The following is a list of the currently available Covered Funds

Maxim SecureFoundationSM Lifetime 2015 Portfolio

Maxim SecureFoundationSM Lifetime 2020 Portfolio

Maxim SecureFoundationSM Lifetime 2025 Portfolio

Maxim SecureFoundationSM Lifetime 2030 Portfolio

Maxim SecureFoundationSM Lifetime 2035 Portfolio

Maxim SecureFoundationSM Lifetime 2040 Portfolio

Maxim SecureFoundationSM Lifetime 2045 Portfolio

Maxim SecureFoundationSM Lifetime 2050 Portfolio

Maxim SecureFoundationSM Lifetime 2055 Portfolio

Maxim SecureFoundationSM Balanced Portfolio

In general, if the GLWB Participant purchases shares of one of the Covered Funds, the GLWB Participant is required to purchase the GLWB. However, the actual date of purchase will depend on which Covered Fund shares are purchased. For the SecureFoundation Lifetime Portfolios, the GLWB Participant will not be deemed to have purchased the GLWB until the first business day of the year that is ten years prior to the date in the name of the fund. Thus, it is possible to redeem the shares of a Maxim SecureFoundationSM Lifetime Portfolio prior to the date in which the GLWB Participant would have been deemed to have purchased the GLWB. For example, if a GLWB Participant purchases shares of the Maxim SecureFoundationSM Lifetime 2055 Portfolio today, he will not purchase the GLWB until January 3, 2045, will not have any rights or benefits under the GLWB until January 3, 2045, and will not be charged the Guarantee Benefit Fee until the end of January 2045 and, if the GLWB Participant chooses to redeem all of his shares prior to January 3, 2045, the GLWB Participant will not be charged the Guarantee Benefit Fee.

A GLWB Participant may also later decide not to maintain the GLWB. If so, the GLWB Participant will need to redeem all shares in the Covered Fund in order to cancel the GLWB. A GLWB Participant cannot remain invested in a Covered Fund without owning the GLWB.

Is the GLWB right for Retirement Plan participants?

The GLWB may be right for a Retirement Plan participant if he believes that he may outlive his retirement investments or is concerned about market risk. If a Retirement Plan participant believes that his retirement investments will be sufficient to provide for retirement expenses regardless of market performance or lifespan, then the GLWB may not be right for the Retirement Plan participant.

The GLWB does not protect the actual value of a Retirement Plan participant’s investments in the Account or guarantee the Covered Fund Value. For example, if a Retirement Plan participant invests $500,000 in a Covered Fund, and the Covered Fund Value has dropped to $400,000 on the Initial Installment Date, we are not required to add $100,000 to the Covered Fund Value. Instead, the GLWB guarantees that when a GLWB Participant reaches the Initial Installment Date, he may begin GAWs based upon a Benefit Base of $500,000, rather than $400,000 (so long as specified conditions are met).

The GAWs are made from the GLWB Participant’s own investment. We start using our money to make Installments to a GLWB Participant only if the Covered Fund Value is reduced to zero due to Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the GLWB (e.g., custodian fees or advisory fees), and/or GAWs. We limit our risk under the GLWB in this regard by limiting the amount a GLWB Participant may withdraw each year to GAWs. If a GLWB Participant needs to take Excess Withdrawals, the GLWB Participant may not receive the full benefit of the GLWB. For further information, see “The Accumulation Phase – Excess Withdrawal During the Accumulation Phase” and “The GAW Phase – Excess Withdrawals During the Accumulation Phase.”

If the return on the Covered Fund Value over time is sufficient to generate gains that can sustain constant GAWs, then the GLWB would not have provided any financial gain. Conversely, if the return on the Covered Fund Value over time is not sufficient to generate gains that can sustain constant GAWs, then the GLWB would be beneficial.

Each Retirement Plan participant should discuss his investment strategy and risk tolerance with his financial advisor before electing to invest in Covered Funds and the GLWB.

RISK FACTORS

There are a number of risks associated with the Contract and GLWB as described below.

The guarantee that may be provided is contingent on several conditions being met. In certain circumstances a GLWB Participant may not realize a benefit from the GLWB.

•

If the Plan Sponsor selects a new record keeper, the GLWB Participant may lose the entire benefit. Currently, the Contracts are only offered to Plan Sponsors of Retirement Plans that select Great-West as their record keeper. If the Plan Sponsor elects a new record keeper, it is likely that this will result in the termination of the Contract and the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.

•

The Plan Sponsor may cancel the Contract or remove the Covered Funds. The GLWB is an investment option offered by the Retirement Plan and is contingent on the Retirement Plan offering one or more of the Covered Funds. The Plan Sponsor may elect to cancel the Contract at any time or remove the Covered Funds from the Retirement Plan’s investment options. If the Plan Sponsor takes either of these actions, the GLWB Participant will lose the entire benefit unless the GLWB Participant has already reached Settlement Phase. The Guarantee Benefit Fee will not be refunded.

•

The GLWB Participant may die before receiving payments from us or may not live long enough to receive enough income to exceed the amount of the Guarantee Benefit Fees paid. If the GLWB Participant (assuming he is the sole Covered Person) dies before the Covered Fund Value is reduced to zero, the GLWB Participant will never receive any payments under the Contract. Neither the Contract nor the GLWB has any cash value or provides a death benefit. Furthermore, even if the GLWB Participant begins to receive Installments in the Settlement Phase, the GLWB Participant may die before receiving an amount equal to or greater than the amount paid in Guarantee Benefit Fees.

•

The Covered Funds may perform well enough so that the GLWB Participant may not need the guarantee that may otherwise be provided by the Contract. The Covered Funds are managed by a registered investment adviser, GW Capital Management, LLC, doing business as Maxim Capital Management, LLC (“MCM”), a wholly owned subsidiary of Great-West. MCM manages the SecureFoundation Lifetime Portfolios to become more conservative as time goes on, which may minimize the likelihood that the GLWB Participant will experience a significant loss of capital at an advanced age. MCM also has the flexibility to manage the SecureFoundationSM Balanced Portfolio conservatively. Therefore, there is a good chance that the Covered Funds will perform well enough that GAWs will not reduce Covered Fund Value to zero. As a result, the likelihood that we will make payments to the GLWB Participant is minimal. In this case, the GLWB Participant will have paid us the Guarantee Benefit Fee for the life of the GLWB and received no payments in the Settlement Phase in return.

•

The GLWB Participant may need to make Excess Withdrawals, which have the potential to substantially reduce or even terminate the benefits available under the Contract. Because personal financial needs can arise unpredictably (e.g., unexpected medical bills), the GLWB Participant may need to make a withdrawal from a Covered Fund before the start of the GAW Phase or following the start of the GAW Phase in an amount larger than the GAW. These types of withdrawals are Excess Withdrawals that will reduce or eliminate the guarantee that may otherwise be provided by the Contract. There is no provision under the Contract to cure any decrease in the benefits due to Excess Withdrawals. To avoid making Excess Withdrawals, the GLWB Participant will need to carefully manage any withdrawals. The Contract does not require us to warn the GLWB Participant of Excess Withdrawals or other actions with adverse consequences.

•

The GLWB Participant may choose to cancel the GLWB prior to a severe market downturn. The GLWB is designed to protect the GLWB Participant from outliving the assets in the Covered Fund. If the GLWB Participant terminates the GLWB before reaching the GAW Phase or Settlement Phase, we will not make payments to the GLWB Participant, even if subsequent Covered Fund performance reduces the Covered Fund Value to zero.

•

The GLWB Participant might not begin making GAWs at the most financially beneficial time. Because of decreasing life expectancy as one ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GAWs (if any) will be. Because of the uncertainty of how long the GLWB Participant will live and how the GLWB Participant’s investments will perform over time, it will be difficult to determine the most financially beneficial time to begin making GAWs.

•

If the GLWB Participant moves his assets out of the Retirement Plan, the GLWB Participant may never receive a benefit from the GLWB. The GLWB is currently available to participants in certain Section 403(b) Plans. The Contract is entered into by the Plan Sponsor. If the GLWB Participant moves his assets out of the Retirement Plan, such as by a full distribution of all of the assets in the Plan, or moves to an IRA provider that does not offer the GLWB, the GLWB

Participant will cause the GLWB to terminate. In that case, the GLWB Participant may never receive a benefit from the GLWB, and the Guarantee Benefit Fee will not be refunded. See “IRA Rollovers” for further information on how to maintain the Benefit Base after an IRA rollover.

•

We reserve the right to increase the Guarantee Benefit Fee at any time. If we increase the Guarantee Benefit Fee, then depending upon how long the GLWB Participant lives, the GLWB Participant may not receive enough income to exceed the amount of total fees paid.

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The deduction of the Guarantee Benefit Fee each month will negatively affect the growth of the Covered Fund Value. The growth of the Plan account value is likely important to the GLWB Participant because the GLWB Participant may never receive Installments during Settlement Phase. Therefore, depending on how long the GLWB Participant lives and how other investment options available to the GLWB Participant under the Retirement Plan perform, the GLWB Participant may be financially better off without electing the Covered Funds and GLWB.

•

The Contract limits the GLWB Participant’s investment choices. Only certain funds are available under the Contract. These Covered Funds may be managed in a more conservative fashion than other mutual funds available to the GLWB Participant. If the GLWB Participant does not elect the GLWB, it is possible that the GLWB Participant may invest under the Retirement Plan in other mutual funds (or other types of investments) that experience higher growth or lower losses, depending on the market, than the Covered Funds experience. It is impossible to know how various investments will fare on a comparative basis.

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Covered Funds may become ineligible. If the Covered Fund that the GLWB Participant invests in becomes ineligible for the Contract, the GLWB Participant will be forced to Transfer the Covered Fund Value to another Covered Fund. We reserve the right to designate Covered Funds that were previously eligible for use with the Contract as ineligible for use with the Contract, for any reason including due to changes to their investment objectives. In the event that all Covered Funds become ineligible or are liquidated, we will designate a new fund as a Covered Fund. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%. The Guarantee Benefit Fee will not be refunded if the Covered Funds become ineligible or are liquidated.

•

We may terminate the Contract upon 75 days written notice to the Contract Owner. If we terminate the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that we will not permit additional Contributions to the Covered Fund. However, we will accept reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.

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The Contract will terminate if the Guaranteed Benefit Fee is not paid. If we do not receive the Guarantee Benefit Fee (except during the Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.

The GLWB Participant’s receipt of payments from us is subject to our claims paying ability.

•

Any payments we are required to make to the GLWB Participant under the Contract will depend on our long-term ability to make such payments. We will make all payments under the Contract in the Settlement Phase from our general account, which is not insulated from the claims of our third party creditors. Therefore, the GLWB Participant’s receipt of payments from us is subject to our claims paying ability.

Currently, our financial strength is rated by three nationally recognized statistical rating organizations (“NRSRO”), ranging from superior to excellent to very strong. Our ratings reflect the NRSROs’ opinions that we have a superior, excellent, or a very strong ability to meet our ongoing obligations. An excellent and very strong rating means that we may have somewhat larger long-term risks than higher rated companies that may impair our ability to pay benefits payable on outstanding insurance policies on time. The financial strength ratings are the NRSROs’ current opinions of our financial strength with respect to our ability to pay under our outstanding insurance policies according to their terms and the timeliness of payments. The NRSRO ratings are not specific to the Contract or Certificate.

Information on our financial condition is available by reviewing our Form 10-K and Form 10-Qs, which are the periodic reports that we file with the Securities and Exchange Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934. For further information, see “Financial Condition of the Company” later in this prospectus.

There may be tax consequences associated with the Contract.

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The Contract is novel and innovative and, to date, the tax consequences of the GLWB have not been addressed in published legal authorities. A prospective GLWB Participant should consult a tax advisor before electing the Covered Funds and GLWB. See “Taxation of the Contract and GLWB” later in this prospectus for further discussion of tax issues relating to the GLWB.

Other Information

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You should be aware of various regulatory protections that do and do not apply to the Contract. The Contract is registered in accordance with the Securities Act of 1933. The issuance and sale of the Contract must be conducted in accordance with the requirements of the Securities Act of 1933. We are also subject to applicable periodic reporting requirements and other requirements imposed by the Securities Exchange Act of 1934.

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We are neither an investment company nor an investment adviser and do not provide investment advice in connection with the Contract. Therefore, we are not governed by the Investment Advisers Act of 1940 (the “Advisers Act”) or the Investment Company Act of 1940 (the “1940 Act”). Accordingly, the protections provided by the Advisers Act and the 1940 Act are not applicable with respect to our sale of the Contract.

THE CONTRACT

The Contract is a group fixed deferred annuity contract. The GLWB is offered only to Retirement Plan participants whose assets are invested in one or more Covered Funds. The Contract is designed for Retirement Plan participants who intend to use the investments in the Covered Fund in their Account as the basis for periodic withdrawals (such as systematic withdrawal programs involving regular annual withdrawals of a certain percentage of the Covered Fund Value) to provide income payments for retirement or for other purposes. For more information about the Covered Funds, each Retirement Plan participant should talk to his advisor and review the accompanying prospectuses for the Covered Funds.

Provided that specified conditions are met, the Contract provides for a guaranteed income over the remaining life of the GLWB Participant (or, if these are joint Covered Persons, the remaining lives of both joint Covered Persons), should the Covered Fund Value equal zero as a result of GAWs, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Certificate or Contract (e.g., custodian fees or advisory fees), and/or Covered Fund performance.

INVESTMENT OPTIONS – THE COVERED FUNDS

The Contract provides protection relating to Covered Funds by ensuring that, regardless of how the Covered Fund(s) actually performs or the actual Covered Fund Value when the GLWB Participant begins GAWs for retirement or other purposes, the GLWB Participant will receive predictable income payments for as long as the GLWB Participant lives so long as specified conditions are met.

In general, if the GLWB Participant purchases shares of one of the Covered Funds in his Account, the GLWB Participant is required to purchase the GLWB. The actual date of purchase of the GLWB will depend on which Covered Fund shares are purchased. For the SecureFoundation Lifetime Portfolios, the GLWB is not actually purchased until the first Business Day of the year that is ten years prior to the date in the name of the fund, which is known as the “Guarantee Trigger Date.” (The Guarantee Trigger Date is also your Election Date.) Thus, it is possible to redeem the shares of a SecureFoundation Lifetime Portfolio prior to the Guarantee Trigger Date. For example, if the GLWB Participant purchases shares of the Maxim SecureFoundationSM Lifetime 2055 Portfolio, the GLWB will not be purchased until January 3, 2045, the GLWB Participant will not have any rights or benefits under the GLWB until January 3, 2045, and the GLWB Participant will not be charged the Guarantee Benefit Fee until the end of January 2045, and if the GLWB Participant chooses to redeem all of the shares prior to January 3, 2045, he will not be charged the Guarantee Benefit Fee.

If the GLWB Participant later decides that he does not want to maintain the GLWB, he will need to redeem all of his shares in the Covered Fund in order to cancel the GLWB. The GLWB Participant cannot remain invested in a Covered Fund without owning the GLWB.

The Covered Funds will be held in an Account maintained pursuant to the Retirement Plan. The Company issues the Contracts, but the Company is not the GLWB Participant’s investment adviser and does not provide investment advice to the GLWB Participant in connection with the GLWB.

As described in more detail in the Covered Fund prospectuses, in addition to the Guarantee Benefit Fee, there are certain fees and charges associated with the Covered Funds, which may reduce the Covered Fund Value. These fees may include management fees, distribution fees, acquired fund fees and expenses, redemption fees, exchange fees, advisory fees, and/or administrative fees.

The following information about the Covered Funds is only a summary of important information that the GLWB Participant should know. More detailed information about the Covered Funds’ investment strategies and risks are included in each Covered Fund’s prospectus. Please read that separate prospectus carefully before investing in a Covered Fund.

MAXIM SECUREFOUNDATIONSM BALANCED PORTFOLIO

The portfolio is designed for investors seeking a professionally designed asset allocation program to simplify the accumulation of assets prior to retirement together with the potential benefit of the guarantee that may be provided by the Contract. The portfolio strives to provide shareholders with a high level of diversification primarily through both a professionally designed asset allocation model and professionally selected investments in underlying portfolios (the “Underlying Portfolios”). The intended benefit of asset allocation is diversification, which is expected to reduce volatility over the long-term.

The portfolio is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including Underlying Portfolios that may or may not be affiliated with the Maxim SecureFoundationSM Balanced Portfolio, cash and cash equivalents.

The portfolio has two classes of shares, Class G shares and Class G1 shares. Each class is identical except that Class G1 shares have a distribution or “Rule 12b-1” plan. The distribution plan provides for a distribution fee. Because the distribution fee is paid out of Class G1’s assets on an ongoing basis, over time these fees will increase the cost of the investment and may cost more than paying other types of sales charges.

Investment Objective.

The portfolio seeks long-term capital appreciation and income.

Principal Investment Strategies.

Under normal conditions, the portfolio will invest 50-70% of its net assets (plus the amount of any borrowings for investment purposes) in Underlying Portfolios that invest primarily in equity securities and 30-50% of its net assets (plus the amount of any borrowings for investment purposes) in Underlying Portfolios that invest primarily in fixed income securities.

MAXIM SECUREFOUNDATIONSM LIFETIME PORTFOLIOS

There are nine separate SecureFoundation Lifetime Portfolios. These are the:

Maxim SecureFoundationSM Lifetime 2015 Portfolio

Maxim SecureFoundationSM Lifetime 2020 Portfolio

Maxim SecureFoundationSM Lifetime 2025 Portfolio

Maxim SecureFoundationSM Lifetime 2030 Portfolio

Maxim SecureFoundationSM Lifetime 2035 Portfolio

Maxim SecureFoundationSM Lifetime 2040 Portfolio

Maxim SecureFoundationSM Lifetime 2045 Portfolio

Maxim SecureFoundationSM Lifetime 2050 Portfolio

Maxim SecureFoundationSM Lifetime 2055 Portfolio

Each SecureFoundation Lifetime Portfolio provides an asset allocation strategy and is designed to meet certain investment goals based on an investor’s investment horizon (such as projected retirement date) and personal objectives.

Each SecureFoundation Lifetime Portfolio is a “fund of funds” that pursues its investment objective by investing in other mutual funds, including mutual funds that may or may not be affiliated with the SecureFoundation Lifetime Portfolios (collectively, “Underlying Portfolios”), a fixed interest contract issued and guaranteed by GWL&A (the “GWL&A Contract”), cash, and cash equivalents. The SecureFoundation Lifetime Portfolios use asset allocation strategies to allocate assets among the Underlying Portfolios.

The SecureFoundation Lifetime Portfolios have two classes of shares, Class G shares and Class G1 shares. Each class is identical except that Class G1 shares have a distribution or “Rule 12b-1” plan. The distribution plan provides for a distribution fee. Because the distribution fee is paid out of Class G1’s assets on an ongoing basis, over time these fees will increase the cost of the investment and may cost more than paying other types of sales charges.

Investment Objective.

Each SecureFoundation Lifetime Portfolio seeks long-term capital appreciation and income consistent with its current asset allocation.

Principal Investment Strategies.

Each SecureFoundation Lifetime Portfolio seeks to achieve its objective by investing in a professionally selected mix of Underlying Portfolios that is tailored for investors planning to retire in, or close to, the year designated in the name of the

SecureFoundation Lifetime Portfolio. Depending on its proximity to the year designated in the name of the SecureFoundation Lifetime Portfolio, each SecureFoundation Lifetime Portfolio employs a different combination of investments among different Underlying Portfolios in order to emphasize, as appropriate, growth, income, and/or preservation of capital. Over time until the Guarantee Trigger Date, each SecureFoundation Lifetime Portfolio’s asset allocation strategy will generally become more conservative, with greater emphasis on investments that provide for income and preservation of capital, and less on those offering the potential for growth. Once a SecureFoundation Lifetime Portfolio reaches its Guarantee Trigger Date, the asset allocation between equity and fixed-income investments is anticipated to become relatively static, subject to any revisions to the asset classes, asset allocations, and Underlying Portfolios made by Maxim Capital Management, LLC. After its Guarantee Trigger Date, it is anticipated that each SecureFoundation Lifetime Portfolio will invest 50-70% of its net assets in Underlying Portfolios that invest primarily in equity securities and 30-50% of its net assets in Underlying Portfolios that invest primarily in fixed income securities.

ADDING AND REMOVING COVERED FUNDS

We may, without the consent of the GLWB Participant or the Contract Owner, offer new Covered Fund(s) or cease offering Covered Fund(s). We will notify the Contract Owner whenever the Covered Fund(s) are changed. If we cease offering a Covered Fund in which the GLWB Participant is invested, then the GLWB Participant will be forced to Transfer the Covered Fund Value to another Covered Fund. In the event that we cease offering all of the Covered Funds, we will designate a new fund as a Covered Fund. The new Covered Fund may have higher fees and charges and different investment objectives/strategies than the ineligible Covered Fund. In addition, designating a new fund as a Covered Fund, may result in an increase in the current Guarantee Benefit Fee, which will not exceed the maximum Guarantee Benefit Fee of 1.5%. If the Plan Sponsor removes a Covered Fund, we are not obligated to designate a new Covered Fund.

IRA ROLLOVERS

If the SecureFoundationSM Group Fixed Deferred Annuity Certificate (or individual contract in certain states) that we issue in connection with IRAs (the “IRA Certificate”) has been approved in the GLWB Participant’s state of residence and he or she is eligible and permitted by the terms of his or her Retirement Plan documents, the GLWB Participant may rollover the proceeds of his or her tax deferred Retirement Plan, including the GLWB, to his or her IRA. To preserve the GLWB in the rollover, the IRA provider must offer one or more of the Covered Funds and the IRA Certificate. If the rollover is from a tax-deferred Retirement Plan and the GLWB Participant has previously elected the GLWB as part of his or her investments in the tax-deferred Retirement Plan, the new Benefit Base may be equal to the Benefit Base as it existed under the GLWB Participant’s prior tax-deferred Retirement Plan immediately prior to the rollover. The new benefit base after the IRA rollover will only equal the Benefit Base the GLWB Participant had under the tax-deferred Retirement Plan if the GLWB Participant: (a) invests the rollover or transfer proceeds covered by the Contract immediately prior to distribution from the tax-deferred Retirement Plan in the Covered Fund(s); (b) invest in the same Covered Fund, except if the GLWB Participant is in the Settlement Phase; and (c) the GLWB Participant Requests the restoration of the Benefit Base as it existed under the Retirement Plan. To maintain the same Benefit Base, the GLWB Participant must be in the same Phase that the GLWB Participant was in at the time of the rollover or transfer after the rollover or transfer is complete. If the GLWB Participant does not meet these requirements, a new benefit base will be established that is equal to the Covered Fund Value as of the date of the rollover and the Guarantee Benefit Fee will be calculated as a percentage of the Covered Fund Value.

The GLWB Participant’s new Covered Fund Value after the IRA rollover will initially equal the Covered Fund Value as of the date of the rollover. We will calculate the GLWB Participant’s Guarantee Benefit Fee as a specified percentage of the Covered Fund Value.

THE ACCUMULATION PHASE

As stated previously in this prospectus, the Contract has three phases: an “Accumulation Phase,” “GAW Phase,” and “Settlement Phase.” The Accumulation Phase is described in the following section of this prospectus.

The Accumulation Phase is the period of time between the Election Date, which is the date the GLWB Participant purchases the GLWB, and the first day of the GAW Phase. During this Phase, the GLWB Participant will establish the GLWB Participant’s Benefit Base which will be used later to determine the amount of GAWs.

Covered Fund Value.

The GLWB Participant’s Covered Fund Value is the aggregate value of the shares in each Covered Fund held in the GLWB Participant’s Account. If the GLWB Participant’s Covered Fund Value is reduced to zero as a result of Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract ( e.g., custodian fees or advisory fees), and/or GAWs, we will make annual payments to the GLWB Participant for the rest of his life. See The Settlement Phase below. The GLWB Participant’s Covered Fund Value also determines the amount of the Guarantee Benefit Fee we deduct. See Guarantee Benefit Fee below.

The GLWB Participant’s Covered Fund Value is an actual cash value separate from the Benefit Base (which is only used to calculate Installment Payments during the GAW Phase and the Settlement Phase). The GLWB Participant’s Covered Fund Value and Benefit Base may not be equal to one another.

We do not increase or decrease the GLWB Participant’s Covered Fund Value. Rather, the GLWB Participant’s Covered Fund Value is increased or decreased in the same manner that all mutual fund values increase or decrease. For example, reinvested dividends, settlements, and positive Covered Fund performance (including capital gains)) will increase the GLWB Participant’s Covered Fund Value, and fees and expenses associated with the Covered Funds and negative Covered Fund performance (including capital losses) will decrease the GLWB Participant’s Covered Fund Value.

The GLWB Participant’s Covered Fund Value will also increase each time the GLWB Participant purchases additional fund shares, such as by making a Contract Contribution, and will decrease each time the GLWB Participant redeems shares, such as through payment of the Guarantee Benefit Fee or as a result of Distributions, Excess Withdrawals, Installments, and Transfers from a Covered Fund to another investment option offered under the Retirement Plan (other than another Covered Fund).

The GLWB Participant’s Covered Fund Value is not affected by any Ratchet or Reset of the Benefit Base (described below).

Benefit Base.

The GLWB Participant’s Benefit Base is separate from the Covered Fund Value. It is not a cash value. Rather, the GLWB Participant’s Benefit Base is used to calculate Installment Payments during the GAW Phase and the Settlement Phase. The GLWB Participant’s Benefit Base and Covered Fund Value may not be equal to one another.

On the GLWB Participant’s Election Date, the initial Benefit Base is equal to the GLWB Participant’s Covered Fund Value on that date. Each Covered Fund will have its own Benefit Base. A Covered Fund Benefit Base cannot be transferred to another Covered Fund unless we require a Transfer as a result of the Covered Fund being eliminated or liquidated.

•	We increase the GLWB Participant’s Benefit Base on a dollar-for-dollar basis each time the GLWB Participant makes a Contribution.

•	We decrease the GLWB Participant’s Benefit Base on a proportionate basis each time the GLWB Participant makes an Excess Withdrawal.

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On each Ratchet Date (described below), we will increase the GLWB Participant’s Benefit Base to equal the GLWB Participant’s current Covered Fund Value if the GLWB Participant’s Covered Fund Value is greater than the GLWB Participant’s Benefit Base. (If so, the GLWB Participant’s Benefit Base will then reflect positive Covered Fund performance.)

A few things to keep in mind regarding the Benefit Base:

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The Benefit Base is used only for purposes of calculating the GLWB Participant’s Installment Payments during the GAW Phase and the Settlement Phase. It has no other purpose. The Benefit Base does not provide and is not available as a cash value or settlement value.

•	It is important that the GLWB Participant does not confuse the Benefit Base with the Covered Fund Value.

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During the Accumulation Phase and the GAW Phase, the Benefit Base will be re-calculated each time the GLWB Participant makes a Contract Contribution or Excess Withdrawal, as well as on an annual basis as described below, which is known as the Ratchet Date.

•	The maximum Benefit Base is $5,000,000.

Subsequent Contract Contributions to Your Account.

During the Accumulation Phase, the GLWB Participant may make additional Contract Contributions to the Covered Funds in addition to the initial Contract Contribution. Subject to the requirements of federal tax law and the terms of the Retirement Plan, subsequent Contract Contributions can be made by cash deposit, Transfers, or rollovers from certain other retirement accounts. Additional Contract Contributions may not be made after the Accumulation Phase ends.

All additional Contract Contributions made after the Election Date will increase the Benefit Base dollar-for-dollar on the date the Contract Contribution is made. We will not consider the additional purchase of shares of a Covered Fund through reinvested dividends, capital gains, and/or settlements to be a Contract Contribution. However, they will increase the Covered Fund Value. Great-West reserves the right to refuse additional Contract Contributions at any time and for any reason. If Great-West refuses additional Contract Contributions, the GLWB Participant will retain all other rights under the GLWB.

Ratchet Date Adjustments to the Benefit Base.

During the Accumulation Phase, the Benefit Base will be evaluated and, if necessary, adjusted on an annual basis. This is known as the Ratchet Date and it occurs on the anniversary of the Election Date. It is important to be aware that even though the GLWB Participant’s Covered Fund Value may increase throughout the year due to dividends, capital gains, or settlements from the underlying Covered Fund, the Benefit Base will not similarly increase until the next Ratchet Date. Unlike Covered Fund Value, the GLWB Participant’s Benefit Base will never decrease solely due to negative Covered Fund performance.

On each Ratchet Date during the Accumulation Phase, the Benefit Base is automatically adjusted (“ratcheted”) to the greater of:

(a) the current Benefit Base; or

(b) the current Covered Fund Value.

Example of Ratchet Date Adjustments during the Accumulation Period

Assume the following:

Benefit Base on Election Date (of January 2, 2009) = $100,000

Covered Fund Value on Election Date = $100,000

Increase in Covered Fund Value due to Dividends and Capital Gains paid June 30, 2011 = $5,000

Covered Fund Value on June 30, 2011 = $105, 000

Benefit Base on June 30, 2011 = $100,000

No other Contract Contributions, Dividends, or Capital Gains are paid for the rest of the year.

Covered Fund Value on January 2, 2012 = $105,000

So, because the Covered Fund Value is greater than the Benefit Base on the Ratchet Date (January 2, 2012), the Benefit Base is adjusted to $105,000 effective January 2, 2012.

Excess Withdrawals During the Accumulation Phase.

Because the GLWB is held in the Account, the GLWB Participant may make withdrawals or change the GLWB Participant’s Account investments at any time and in any amount that the GLWB Participant wishes, subject to any federal tax limitations or Retirement Plan limitations. During the Accumulation Phase, however, any withdrawals or Transfers from the GLWB Participant’s Covered Fund Value will be categorized as Excess Withdrawals. Any withdrawals to satisfy the GLWB Participant’s required distribution obligations under the Code will be considered an Excess Withdrawal if taken during the Accumulation Phase.

The GLWB Participant should carefully consider the effect of an Excess Withdrawal on both the Benefit Base and the Covered Fund Value during the Accumulation Phase, as this may affect the GLWB Participant’s future benefits under the Contract. In the event the GLWB Participant decides to take an Excess Withdrawal, as discussed below, the GLWB Participant’s Covered Fund Value will be reduced dollar-for-dollar in the amount of the Excess Withdrawal. The Benefit Base will be reduced at the time the Excess Withdrawal is made by the ratio of the Covered Fund Value after the Excess Withdrawal reduction is applied. Accordingly, the GLWB Participant’s Benefit Base could be reduced by more than the amount of the withdrawal.

Example of Effects of an Excess Withdrawal taken during the Accumulation Period

Assume the following:

Covered Fund Value before the Excess Withdrawal adjustment = $50,000

Benefit Base = $100,000

Excess Withdrawal amount: $10,000

So,

Covered Fund Value after adjustment= $50,000 - $10,000 = $40,000

Covered Fund Value adjustment = $40,000/$50,000 = 0.80

Adjusted Benefit Base = $100,000 x 0.80 = $80,000

Types of Excess Withdrawals.

A Distribution or Transfer during the Accumulation Phase is considered an Excess Withdrawal. An Excess Withdrawal will reduce the GLWB Participant’s Benefit Base and Covered Fund Value. A Distribution occurs when money is paid to the GLWB Participant from the Covered Fund Value. A Transfer occurs when the GLWB Participant transfers money from a Covered Fund to another investment. A Transfer will occur even if you transfer money from one Covered Fund to a different Covered Fund in the Retirement Plan. If the GLWB Participant Transfers any amount out of out of the Maxim SecureFoundationSM Balanced Portfolio or the SecureFoundation Lifetime Portfolios after the Guarantee Trigger Date, then the GLWB Participant will be prohibited from making any Transfers into the same Covered Fund for at least ninety (90) calendar days.

Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB Participant’s Covered Fund. The GLWB Participant should carefully monitor his Covered Fund, any withdrawals from his Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant may contact us at 1-866-317-6586 for information about the GLWB Participant’s Benefit Base.

Treatment of a Distribution During the Accumulation Phase.

At the time of any partial or periodic Distribution, if the Covered Person is 55 years of age or older, the GLWB Participant may elect to begin the GAW Phase (as described below) and begin receiving GAWs at that time. If the GLWB Participant chooses not to begin the GAW Phase, the Distribution will be treated as an Excess Withdrawal and will reduce the GLWB Participant’s Covered Fund Value and your Benefit Base (as described above).

If the Covered Person is not yet 55 years old, then any partial or periodic Distribution will be treated as an Excess Withdrawal as described above.

Any Distribution made during the Accumulation Phase to satisfy any contribution limitation imposed under federal law will be considered an Excess Withdrawal at all times. The GLWB Participant should consult a qualified tax advisor regarding contribution limits and other tax implications.

Loans.

During the Accumulation Phase, the GLWB Participant may take a loan on his or her Account, if allowed by the Retirement Plan and the Code.

Any amount withdrawn from the Covered Fund Value to fund the loan will be treated as an Excess Withdrawal. Loan repayments to the Covered Fund will increase the Benefit Base dollar-for-dollar and are invested in the Covered Fund dollar-for-dollar. If the loan reduces the Covered Fund Value to zero, Transfer(s) will not be permitted into the same Covered Fund for at least ninety (90) calendar days after the loan, but the GLWB Participant may continue to direct other Contract Contributions into the Covered Fund and establish a new Election Date.

If a Retirement Plan loan is outstanding that affects the Covered Fund Value, the GLWB Participant must repay the Plan loan before the GAW Phase can begin and Installments are paid. Retirement Plan loans cannot be made from Covered Fund Value during GAW Phase or Settlement Phase.

Death During the Accumulation Phase.

If a GLWB Participant dies during the Accumulation Phase, then the GLWB will terminate and the-Covered Fund Value will be paid to the Beneficiary in accordance with the terms of the Retirement Plan and the Code (unless an election is permitted and made by a Beneficiary that is the spouse of the GLWB Participant). A Beneficiary that is the spouse of the GLWB Participant may choose either to:

—	become a new GLWB Participant and maintain the deceased GLWB Participant’s current Benefit Base (or proportionate share if multiple Beneficiaries) as of the date of death; or

—	establish a new Account with a new Benefit Base based on the current Covered Fund Value on the date of the deceased GLWB Participant’s death.

In either situation, the spouse Beneficiary shall become a GLWB Participant and the Ratchet Date will be the date when his or her Account is established.

If permitted by the Retirement Plan and the Code, a Beneficiary who is not the spouse of the GLWB Participant cannot elect to maintain the current Benefit Base, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established.

To the extent to that the Beneficiary becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Contract, the Retirement Plan, and the Code. Any election made by Beneficiary pursuant to this section is irrevocable.

THE GAW PHASE

The GAW Phase begins when the GLWB Participant elects to receive GAWs under the Contract. The GAW Phase continues until the Covered Fund Value reaches zero and the Settlement Phase begins.

The GAW Phase cannot begin until all Covered Persons attain age 55 and are eligible to begin distributions under the Retirement Plan and the Code. If the GLWB Participant is still in the employment of the Plan Sponsor, the Code generally does not permit distributions to commence prior to age 59 1/2. The Retirement Plan and the Code may impose other limitations on distributions. Distributions prior to age 59 1/2 may be subject to a penalty tax. Installments will not begin until Great-West receives appropriate and satisfactory information about the age of the Covered Person(s) in good order and in manner reasonably satisfactory to Great-West.

In order to initiate the GAW Phase, the GLWB Participant must submit a written Request to Great-West. At that time, the GLWB Participant must provide sufficient documentation for Great-West to determine the age of each Covered Person.

Because the GAW Phase cannot begin until all Covered Persons under the GLWB attain age 55, any Distributions taken before then will be considered Excess Withdrawals and will be deducted from the Covered Fund Value and Benefit Base. See Accumulation Phase for more information. No Contract Contributions may be made to the Covered Fund(s) on and after the Initial Installment Date, which is the date that GAWs begin.

Because of decreasing life expectancy as the GLWB Participant ages, in certain circumstances, the longer the GLWB Participant waits to start taking GAWs, the less likely it is that the GLWB Participant will benefit from the GLWB. On the other hand, the earlier the GLWB Participant begins taking GAWs, the lower the GAW Percentage the GLWB Participant will receive and therefore the lower the GLWB Participant’s GAWs (if any) will be. The GLWB Participant should talk to his advisor before initiating the GAW Phase to determine the most financially beneficial time for the GLWB Participant to begin taking GAWs.

Installments.

It is important that you understand how the GAW is calculated because it will affect the benefits the GLWB Participant receives under the Contract. Once the GAW Phase has been initiated and the age of the Covered Person(s) is verified, we will determine the amount of the GAW.

To determine the amount of the GAW, we will compare the vested portion of the current Benefit Base to the current Covered Fund Value on the Initial Installment Date. To determine the vested portion of (“Vested %”) of the Benefit Base, the vested portion of each Covered Fund is divided by the total Covered Fund Value. If the GLWB Participant is less than fully vested, the GAW will be based upon the Vested % of the Covered Fund Value and Benefit Base. If the vested Covered Fund Value is greater than the Vested % of the Benefit Base, we will increase the Benefit Base to equal the vested Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “The GAW Phase – Vesting” below.

During the GAW Phase, the GLWB Participant’s Benefit Base will receive an annual adjustment or “ratchet” just as it did during the Accumulation Phase. The GLWB Participant’s Ratchet Date will become the anniversary of Initial Installment Date and will no longer be the anniversary of the Election Date.

Just like the Accumulation Phase, the Benefit Base will be automatically adjusted on an annual basis, on the Ratchet Date, to the greater of:

(a) the current Benefit Base; or

(b) the current Covered Fund Value.

The GLWB Participant’s Benefit Base is used to calculate the GAW he receives. However, even though the Benefit Base is adjusted annually, the GAW% will not change unless the GLWB Participant requests a Reset of the GAW%. See “The GAW Phase—Optional Resets of the GAW% During the GAW Phase” below.

It is important to note that Installments during the GAW Phase will reduce the GLWB Participant’s Covered Fund Value on a dollar-for-dollar basis, but they will not reduce the GLWB Participant’s Benefit Base.

Calculation of Installment Amount.

The GAW% is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person.

The GAW is based on a percentage of the Benefit Base pursuant to the following schedule:

Sole Covered Person	Joint Covered Person
4.0% for life at ages 55-64	3.5% for youngest joint life at ages 55-64
5.0% for life at ages 65-69	4.5% for youngest joint life at ages 65-69
6.0% for life at ages 70-79	5.5% for youngest joint life at ages 70-79
7.0% for life at ages 80+	6.5% for youngest joint life at ages 80+

The GAW will then be calculated by multiplying the Benefit Base by the GAW%. The amount of the Installment equals the GAW divided by the number of payments per year under the elected Installment Frequency Option, as described below.

Numerical Example of GAW Calculation

Assume the following:

Sole Covered Person - 100% Vested
Age of Covered Person at Initial Installment Date: 60
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 4.0%

GAW% x Vested % x = 4.0% x $120,000 = $4,800
Installment Frequency = Monthly (12 payments per year)

So GAW/Installment Frequency = $4,800/12 = $400
The monthly Installment will be $400

Numerical Example of GAW Calculation, Joint Covered Persons

Assume the following:

Joint Covered Persons - 100% Vested
Age of primary Covered Person at Initial Installment Date: 65
Age of joint Covered Person at Initial Installment Date: 58
Youngest Age for Determination of GAW: 58
Covered Fund Value = $120,000
Current Benefit Base = $115,000
Adjusted Benefit Base at Initial Installment Date = $120,000*
GAW% based on Age = 3.5%
GAW% x Vested % x (Adjusted Benefit Base) = 3.5% x $120,000 = $4,200
Installment Frequency = Monthly (12 payments per year)
So GAW/Installment Frequency = $4,200/12 = $350
The monthly Installment will be $350

*	On the Initial Installment Date, we compare the current Benefit Base to the current Covered Fund Value. If the Covered Fund Value is greater than the Benefit Base, we will increase the Benefit Base to equal the Covered Fund Value, and the GAW will be based on the increased Benefit Base amount. See “Installments” above.

Any election which affects the calculation of the GAW is irrevocable. Please consider all relevant factors when making an election to begin the GAW Phase. For example, an election to begin receiving Installments based on a sole Covered Person cannot subsequently be changed to joint Covered Persons once the GAW Phase has begun. Similarly, an election to receive Installments based on joint Covered Persons cannot subsequently be changed to a sole Covered Person.

Installment Frequency Options.

The GLWB Participant’s Installment Frequency Options are as follows:

(a) Annual – the GAW will be paid on the Initial Installment Date and each anniversary annually, or next business day, thereafter.

(b) Semi-Annual – half of the GAW will be paid on the Initial Installment Date and in Installments every 6 month anniversary, or next business day, thereafter.

(c) Quarterly – one quarter of the GAW will be paid on the Initial Installment Date and in Installments every 3 month anniversary, or next business day, thereafter.

(d) Monthly – one-twelfth of the GAW will be paid on the Initial Installment Date and in Installments every monthly anniversary, or next business day, thereafter.

The GLWB Participant may Request to change the Installment Frequency Option starting on each Ratchet Date during the GAW Phase.

Vesting.

The GAW for a GLWB Participant who is employed, but not fully vested under the Retirement Plan, is based on the GLWB Participant’s Vested % of the Benefit Base, as determined by dividing the vested portion of each Covered Fund by the total Covered Fund Value. As the GLWB Participant continues to vest, the GAW is proportionately adjusted to reflect additional vested amounts of Covered Fund Value on each Ratchet Date.

Should the GLWB Participant who has elected to begin the GAW Phase not become fully vested because of severance from service or any other reason, any unvested Covered Fund Value shall be returned to the Plan’s forfeiture account and the Benefit Base will adjust proportionately.

Numerical Example of Calculation of GAW where GLWB Participant is not fully vested:

— GLWB Participant information:
¡ $100,000 Benefit Base ¡ GAWs start at age 62: GAW% at 5% ¡ Vested % at age 62: 50% ¡ Vested % at age 63: 60% ¡ Vested % at age 64: 70%

—     Guaranteed Annual Withdrawal = Benefit Base x Vested % x GAW %

¡     Age 62 (when GAWs start): $100,000 x 50% x 5% = $2,500

¡     Age 63 (on next Ratchet Date): $100,000 x 60% x 5% = $3,000

¡     Age 64 (on next Ratchet Date): $100,000 x 70% x 5% = $3,500

A GLWB Participant who has severed service, but is not fully vested in the Plan may elect GAWs, if eligible pursuant to the terms of the Contract and the Plan. The Benefit Base shall be reduced proportionately based on the vested Covered Fund Value with unvested Covered Fund Value returned to the Plan’s forfeiture account.

Numerical Example of Calculation of GAW where non-fully vested GLWB Participant is not eligible for adjustment:

• GLWB Participant information:
¡ $100,000 Benefit Base o $60,000 Covered Fund Value o GAWs start at age 62: 5% o Vested % at age 62: 50%

• When GAWs start:
o Unvested Covered Fund Value is returned to Plan’s forfeiture account
¡ Unvested Covered Fund Value: 0.50% x $60,000 = $30,000
¡ Note: Covered Fund Value is reduced by 50% o Benefit Base is adjusted proportionately to Covered Fund Value reduction:
¡ Benefit Base Adjustment: 0.50% x $100,000 = $50,000
¡ Note: New Benefit Base is $50,000 o GAWs start based on new Benefit Base:
¡ GAW = 5% x $50,000 = $2,500

Lump Sum Distribution Option.

At any time during the GAW Phase, if the GLWB Participant is receiving Installments more frequently than annually, the GLWB Participant may elect to take a lump sum Distribution up to the remaining scheduled amount of the GAW for that year.

Numerical Example of Lump Sum Distribution

Assume the following:

GAW = $4,800 with a monthly distribution of $400
Three monthly Installments have been made (3 x $400 = $1,200)

Remaining GAW = GAW – paid Installments to date = $4,800 - $1,200 = $3,600

So, a Lump Sum Distribution of $3,600 may be taken.

Suspending and Re-Commencing Installments After a Lump Sum Distribution.

It is the GLWB Participant’s responsibility to Request the suspension of the remaining Installments that are scheduled to be paid during the year until the next Ratchet Date and to re-establish Installments upon the next Ratchet Date, if applicable. If the GLWB Participant chooses not to suspend the remaining Installments for the year, an Excess Withdrawal may occur. (See - Effect of Excess Withdrawals During the GAW Phase described below).

After receiving a Lump Sum Distribution and suspending Installments, the GLWB Participant must notify Great-West that the GLWB Participant wishes to recommence Installment payments for the next year. Great-West must receive notice 30 calendar days before the next Ratchet Date that the GLWB Participant wishes to recommence payments; otherwise, Great-West will not make any Installments. The Ratchet Date will not change if Installments are suspended.

Optional Resets of the GAW% During the GAW Phase.

The GLWB Participant may Request, on an annual basis, a Reset of the GAW% during the GAW Phase at least thirty (30) calendar days prior to the Ratchet Date.

If requested, Great-West will multiply the Covered Fund Value as of the Ratchet Date by the GAW% (based on the GLWB Participant’s, or the younger joint Covered Person’s, Attained Age on the Ratchet Date) and determine if it is higher than the current Benefit Base multiplied by the current applicable GAW%. If so, the current GAW% will change to the Attained Age GAW% and the Benefit Base will change to the current Covered Fund Value as of the Ratchet Date. If it does not, the Reset shall be void but a Ratchet may still occur. If the Reset takes effect, it will be effective on the Ratchet Date as the Ratchet Date does not change due to Reset.

If	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) is greater than
(Current GAW%) x (Current Benefit Base)

Then	(Attained Age GAW%) x (Covered Fund Value as of Ratchet Date) becomes new GAW and
(Covered Fund Value) = (New Benefit Base)

Numerical Example When Reset is Beneficial

Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $120,000
Current Benefit Base = $125,000
Current GAW% before Ratchet Date: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW%) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained Age GAW%) x (Covered Fund Value) = 6% x $120,000 = $7,200

So New GAW Amount is $7,200
New Benefit Base is $120,000
New GAW% is 6%

Numerical Example When Reset is NOT Beneficial

Assume the following:

Age at Initial Installment Date: 60
Attained Age: 70
Covered Fund Value = $75,000
Current Benefit Base = $125,000
Current GAW% before Ratchet: 4%
Attained Age GAW% after Ratchet Date: 6%

(Current GAW %) x (Current Benefit Base) = 4% x $125,000 = $5,000
(Attained age withdrawal %) x (Covered Fund Value) = 6% x $75,000 = $4,500

So, because $4,500 is less than current GAW of $5,000, no Reset occurs.

Effect of Excess Withdrawals During the GAW Phase.

After the Initial Installment Date, a Distribution or Transfer that is greater than the GAW will be considered an Excess Withdrawal. The Benefit Base will be adjusted by the ratio of the new Covered Fund Value (after the Excess Withdrawal) to the previous Covered Fund Value (after the GAW).

If an Excess Withdrawal occurs, the GAW and current Benefit Base will be adjusted on the next Ratchet Date.

Numerical Example Effect of Excess Withdrawals During the GAW Phase

Assume the following:

Covered Fund Value before GAW = $55,000
Benefit Base = $100,000
GAW%: 5%
GAW Amount = $100,000 x 5% = $5,000

Total annual withdrawal: $10,000

So,
Excess Withdrawal = $10,000 – $5,000 = $5,000
Covered Fund Value after GAW = $55,000 – $5,000 = $50,000
Covered Fund Value after Excess Withdrawal = $50,000 – $5,000 = $45,000
Covered Fund Value Adjustment due to Excess Withdrawal = $45,000/$50,000 = 0.90
Adjusted Benefit Base = $100,000 x 0.90 = $90,000
Adjusted GAW Amount (assuming no Benefit Base increase on succeeding Ratchet Date) = $90,000 x 5% = $4,500

Withdrawals taken during the GAW Phase to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the GLWB Participant’s overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB Participant and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern.

Note: The Contract does not require us to warn the GLWB Participant or provide the GLWB Participant with notice regarding potentially adverse consequences that may be associated with any withdrawals or other types of transactions involving the GLWB Participant’s Covered Fund. The GLWB Participant should carefully monitor the GLWB Participant’s Covered Fund, any withdrawals from the GLWB Participant’s Covered Fund, and any changes to the GLWB Participant’s Benefit Base. The GLWB Participant’s may contact us at 1-866-317-6586 for information about the GLWB Participant’s Benefit Base.

Death During the GAW Phase.

If the GLWB Participant Dies After the Initial Installment Date as a Sole Covered Person.

If the GLWB Participant dies after the Initial Installment date without a joint Covered Person, the GLWB will terminate and no further Installments will be paid. The remaining Covered Fund Value shall be distributed in accordance with the Code and the terms of the Retirement Plan and the Account in which the Covered Funds are held. If permitted by the Retirement Plan and the Code, the GLWB Participant’s Beneficiary may elect to become the GLWB Participant in which event an initial Benefit Base shall be established and he or she will be subject to all terms and conditions of the Contract and the Code. This will be a new Election Date. Any election made by the Beneficiary is irrevocable.

If the GLWB Participant Dies After the Initial Installment Date while Joint Covered Person is Living.

Upon the GLWB Participant’s death after the Initial Installment Date, and while the joint Covered Person is still living, the joint Covered Person/Beneficiary will continue to receive GAW Installments based on the GLWB Participant’s original election until his or her death, if permitted by the Retirement Plan and the Code. Installments may continue to be paid to the surviving Covered Person based on the GAW% for joint Covered Persons as described above.

After the joint Covered Person’s death, the GLWB will terminate, no further Installments will be paid, and any remaining Covered Fund Value will be distributed in accordance with the Code and the terms of the Retirement Plan and the Contract. Alternatively, he or she may elect to receive his or her portion of the Covered Fund Value on the date of death as a lump sum Distribution or can separately elect to become an Owner and will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan, and the Code. If the surviving Covered Person elects to separately become an Owner, the date of the election will be the new Ratchet Date.

Any election made by the Beneficiary is irrevocable.

THE SETTLEMENT PHASE

The Settlement Phase begins when the Covered Fund Value has reduced to zero as a result of negative Covered Fund performance, the Guarantee Benefit Fee, certain other fees that are not directly associated with the Contract (e.g., custodian fees or advisory fees), and/or GAWs, but the Benefit Base is still positive. It is also important to understand that the Settlement Phase is the first time that we use our own money to make Installments to the GLWB Participant. During the GAW Phase, the GAWs are made first from the GLWB Participant’s own investment.

Installments continue for the GLWB Participant’s life under the terms of the Contract, but all other rights and benefits under the Contract will terminate. Installments will continue in the same frequency as previously elected, and cannot be changed during the Settlement Phase. Distributions and Transfers are not permitted during the Settlement Phase.

During the Settlement Phase, the Guarantee Benefit Fee will not be deducted from the Installments.

When the last Covered Person dies during the Settlement Phase, the GLWB will terminate and no Installments will be paid to the Beneficiary.

EXAMPLES OF HOW THE GLWB WORKS

A note about the examples:

•	All Contract Contributions are assumed to be at the end of the year and occur immediately before the next Ratchet Date.

•	All withdrawals are assumed to be at the beginning of the year and occur on the Ratchet Date.

•	All GLWB Participants are assumed to be fully vested.

•	All positive investment performance of the Covered Fund is assumed to be net of investment management fees.

•	In all of the examples, the GLWB Participant has access to his Covered Fund Value until it is depleted:

¡	If the GLWB Participant dies before the Covered Fund Value is depleted, the remaining Covered Fund Value would be available to beneficiaries.

¡	If the GLWB Participant needs to take a withdrawal in excess of the GLWB Participant’s GAW, the GLWB Participant may take up to the Covered Fund Value, which will be considered an Excess Withdrawal.

Example 1 – Basic: Assume the GLWB Participant buys the GLWB at age 65 and starts taking GAWs in annual Installments immediately. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 10% in the first two years and increases by 5% every year thereafter.

Details:

•	Sole Covered Person

•	Initial Covered Fund Value: $500,000

•	GAW Percent: 5%

•	GAW Amount: $500,000 x 5% = $25,000

•	Guarantee Benefit Fee: 0.90%

•	Changes in Covered Fund Value (net of investment management fees):

¡	Year 1: -10%, Year 2: -10%, Years 3+: 5%

Result:

•	The GLWB Participant annually withdraws $25,000 from the GLWB Participant’s Covered Fund until about age 87 when the Covered Fund is depleted:

¡	At age 87 the GLWB Participant’s Covered Fund Value is $9,474.

¡	The GLWB Participant withdraws the $9,474 which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase.

•	We provide the remaining $15,526 necessary to make the Installment of $25,000.

•	We continue to pay Installments of $25,000 each year for the GLWB Participant’s life.

Illustration:

Example 2 – Ratchet: Assume the GLWB Participant buys the GLWB at age 55 and starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) increases by 5% in years 1 through 7, decreases by 10% in years 8 through 11, and increases by 5% thereafter.

Details:

•	Sole Covered Person

•	Initial Covered Fund Value: $500,000

•	GAW Percent: 5%

•	Guarantee Benefit Fee: 0.90%

•	Changes in Covered Fund Value (net of investment management fees):

¡	Years 1 through 7: 5%, Years 8 through 11: -10%, Years 12+: 5%

Result:

•	Positive Covered Fund performance through year 7 results in a Covered Fund Value of $662,407 on the Ratchet Date.

•	The GLWB Participant’s Benefit Base Ratchets to $662,407.

•	Covered Fund Value at the beginning of year 10 is $468,552, but GAWs are based on the Benefit Base, which is $662,407.

¡	GAWs are $662,407 x 5% = $33,120.

•	The GLWB Participant annually withdraws $33,120 from the GLWB Participant’s Covered Fund until about age 81 when the Covered Fund is depleted:

¡	At age 81, the GLWB Participant’s Covered Fund Value is $13,326.

¡

The GLWB Participant withdraws the $13,326 which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $19,794 necessary to make the Installment $33,120.

•	We continue to pay Installments of $33,120 each year for the GLWB Participant’s life.

Illustration:

Example 3 – Additional Contract Contributions: Assume the GLWB Participant buys the GLWB at age 55 and the GLWB Participant makes annual Contributions of $2,500 until the GLWB Participant starts taking GAWs in annual Installments at age 65. Also, assume that the Covered Fund Value (net of investment management fees) decreases by 5% in years 1 through 10 and increases by 5% thereafter.

Details:

•	Sole Covered Person

•	Initial Covered Fund Value: $500,000

•	Additional Annual Contract Contributions until GAWs Begin: $2,500

•	GAW Percent: 5%

•	Guarantee Benefit Fee: 0.90%

•	Changes in Covered Fund Value (net of investment management fees):

¡	Years 1 through 10: -5%, Years 11+: 5%

Result:

•	Poor Covered Fund performance in years 1 through 10 results in a Covered Fund Value of $291,493 at the end of year 10.

•	The GLWB Participant’s Benefit Base at the end of year 10 is $525,000 as a result of the additional Contract Contributions in years 1 through 10.

¡	GAWs are $525,000 x 5% = $26,250.

•	The GLWB Participant annually withdraws $26,250 from the GLWB Participant’s Covered Fund until about age 79 when the Covered Fund is depleted:

¡	At age 79, the GLWB Participant’s Covered Fund Value is $8,316.

¡

The GLWB Participant withdraws the $8,316 which depletes the Covered Fund and the GLWB Participant is now in Settlement Phase. We provide the remaining $17,934 necessary to make the Installment $26,250.

•	We continue to pay Installments of $26,250 each year for the GLWB Participant’s life.

Illustration:

GUARANTEE BENEFIT FEE

After the GLWB Participant purchases the GLWB, the GLWB Participant is required to pay the Guarantee Benefit Fee. The Guarantee Benefit Fee is set forth in the Contract, and is based on the dollar amount of the GLWB Participant’s Covered Fund Value (which may be the same as, higher than, or lower than, the Benefit Base due to factors that affect the Covered Fund Value between Ratchet Dates, such as Covered Fund performance). The Guarantee Benefit Fee will be deducted monthly as a separate charge from the GLWB Participant’s Covered Fund and will be paid by redeeming the number of fund shares of the GLWB Participant’s Covered Fund(s) equal to the Guarantee Benefit Fee.

Pursuant to the terms of the GLWB, the GLWB Participant has agreed to have the Covered Fund’s transfer agent redeem the appropriate number of Covered Fund shares and transmit the corresponding amount of cash to the Retirement Plan’s custodian. The custodian, in turn, will submit this cash to us as payment of the Guarantee Benefit Fee. We will collect the fee from the custodian on a monthly basis in arrears. We reserve the right to change the frequency of the deduction, but will notify the Plan Sponsor and the GLWB Participant in writing at least thirty (30) days prior to the change. Because the Benefit Base may not exceed $5,000,000, we will not charge the Guarantee Benefit Fee on an amount of the GLWB Participant’s Covered Fund Value that exceeds $5,000,000.

Currently the Guarantee Benefit Fee is 0.90% and is subject to a minimum of 0.70% and a maximum of 1.50%. This is the guaranteed maximum or minimum Guarantee Benefit Fee we can ever charge for the GLWB. We may change the current fee within this minimum and maximum range at any time upon thirty (30) days written notice to the Plan Sponsor and the GLWB Participant. We determine the Guarantee Benefit Fee based on observations of a number of experience factors, including, but not limited to, interest rates, volatility, investment returns, expenses, mortality, and lapse rates. We reserve the right to change the Guarantee Benefit Fee at our discretion and for any reason, whether or not these experience factors change (although we will never increase the fee above the maximum or decrease the fee below the minimum). We do not need the happening of any event before we may change the Guarantee Benefit Fee.

The Guarantee Benefit Fee is in addition to any charges that are imposed in connection with advisory, custodial, and other services, and charges imposed by the mutual funds in which the GLWB Participant invests.

At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be less than the Benefit Base:

Example of how the Guarantee Benefit Fee is Computed (Covered Fund

Value is Less Than Benefit Base)

Date: 1/31/2011

Covered Fund Value = $100,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

At the time we calculate the Guarantee Benefit Fee, the Covered Fund Value may be greater than the Benefit Base:

Example of how the Guarantee Benefit Fee is Computed (Covered Fund

Value is Greater Than Benefit Base)

Date: 1/31/2011

Covered Fund Value = $130,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $130,000 / 12 = $97.50

The Guarantee Benefit Fee compensates us for the costs and risks we assume for providing the GLWB (including marketing, administration, and profit).

If we do not receive the Guarantee Benefit Fee (except during Settlement Phase), including as a result of the failure of the Retirement Plan custodian to submit it to us, the Contract will terminate as of the date that the fee is due.

Will a GLWB Participant pay the same amount (in dollars) for the Withdrawal Guarantee every month?

Example 1: Declining Covered Fund Value results in declining

Guarantee Benefit Fee

Date: 1/31/2011

Covered Fund Value = $100,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

Date: 2/28/2011

Covered Fund Value = $90,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $90,000 / 12 = $67.50

Note: in this example, the Guarantee Benefit Fee declined because the

Covered Fund Value declined. This could be the result of negative Covered

Fund performance.

Example 2: Increasing Covered Fund Value results in increasing

Guarantee Benefit Fee

Date: 1/31/2011

Covered Fund Value = $100,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $100,000 / 12 = $75.00

Date: 2/28/2011

Covered Fund Value = $120,000

Benefit Base = $125,000

Guarantee Benefit Fee = 0.90% x Covered Fund Value / 12

Guarantee Benefit Fee = 0.90% x $120,000 / 12 = $90.00

Note: in this example, the Guarantee Benefit Fee increased because the

Covered Fund Value increased. This could be the result of several factors including positive Covered Fund performance, Transfers, or Contract

Contributions.

DIVORCE PROVISIONS UNDER THE CONTRACT

In the event of a divorce whose decree affects the GLWB, we will require written notice of the divorce in a manner acceptable to us and a copy of the applicable Qualified Domestic Relations Order (“QDRO”). A QDRO is a domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to receive all or a portion of the benefits payable with respect to a GLWB Participant. A QDRO may also assign an Alternate Payee the right to receive these benefits.

Depending on which phase the GLWB is in when we receive the QDRO, the benefits of the GLWB will be altered to comply with the QDRO. The Alternate Payee under the QDRO may make certain elections during the Accumulation or GAW Phases. Any elections made by the Alternate Payee are irrevocable To the extent that an Alternate Payee becomes a GLWB Participant, he or she will be subject to all terms and conditions of the Certificate, the Contract, the Retirement Plan and the Code.

During the Accumulation Phase.

Great-West will make payments to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the Accumulation Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.

If the Alternate Payee is the GLWB Participant’s spouse during the Accumulation Phase, he or she may elect to become a GLWB Participant, either by:

(i)	maintaining the current proportionate Benefit Base of the previous GLWB Participant; or

(ii)	establishing a new Benefit Base based on the current Covered Fund Value on the date his or her Account is established and he or she will continue as a GLWB Participant.

If the Alternate Payee elects to maintain the current Benefit Base, the Benefit Base and the Covered Fund Value will be divided between the GLWB Participant and the Alternate Payee. The Covered Fund Value will be divided pursuant to the terms of the QDRO. The Benefit Base will be divided in the same proportion as the Covered Fund Value.

In either situation, the Alternate Payee’s Election Date shall be the date the Account is established.

A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base, or proportionate share, but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.

During the GAW Phase.

Great-West will make payment to the Alternate Payee and/or establish an Account on behalf of the Alternate Payee named in a QDRO approved during the GAW Phase. The Alternate Payee is responsible for submitting a Request to begin Distributions in accordance with the Code.

If there is a Sole Covered Person.

Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split. If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to become a GLWB Participant.

If there are two Covered Persons.

Pursuant to the instructions in the QDRO, the Benefit Base and GAW will be divided in the same proportion as their respective Covered Fund Values as of the effective date of the QDRO. The GLWB Participant may continue to receive the proportional GAWs after the accounts are split, based on the amounts calculated pursuant to the joint Covered Person GAW%.

If the Alternate Payee is the GLWB Participant’s spouse, he or she may elect to receive his or her portion of the Covered Fund Value as a lump sum Distribution or can separately elect to continue proportionate GAWs in the GAW Phase based on the amounts calculated pursuant to the joint Covered Persons GAW%, described in the GAW Phase – Calculation of Installment, after the accounts are split. A new Ratchet Date will be established for the Alternate Payee on the date the Accounts are split. Within thirty (30) days of each person’s Ratchet Date, the GLWB Participant and Alternate Payee can each elect a Reset based on the person’s own Attained Age GAW% for joint Covered Persons.

In the alternative, the Alternate Payee may establish a new GLWB in the Accumulation Phase with the Benefit Base based on the current Covered Fund Value on the date his or her Account is established.

A non-spouse Alternate Payee cannot elect to maintain the current Benefit Base or GAW but may elect to establish a new GLWB. The Benefit Base and Election Date will be based on the current Covered Fund Value on the date his or her Account is established. Any election made by an Alternate Payee described in this section is irrevocable.

During the Settlement Phase.

If a Request in connection with a QDRO is approved during the Settlement Phase, Great-West will divide the Installment pursuant to the terms of the QDRO. Installments will continue pursuant to the lives of each payee.

EFFECT OF ANNUITIZATION

If the Code and the Retirement Plan permit and the GLWB Participant elects to annuitize, prior to the Initial Installment Date, the GLWB will terminate for those Covered Fund assets and the Guarantee Benefit Fee will not be refunded. If, based upon information provided by the Contract Owner, the GLWB Participant is entitled to a Distribution under the applicable terms and provisions of the Retirement Plan and the Code, all or a portion of the Account may be applied to an annuity payment option selected by the GLWB Participant, so long as the requirements of the Code and the Retirement Plan are met. Thereafter, the GLWB shall no longer be applicable with respect to amounts in the annuity payment option.

The amount to be applied to an annuity payment option is: (i) the portion of the vested Account value elected by GLWB Participant, less (ii) Applicable Tax, if any, less (iii) any fees and charges described in the Contract. The minimum amount that may be applied under the elected annuity option is $5,000. If any payments to be made under the elected annuity payment option will be less than $50, Great-West may make the payments in the most frequent interval that produces a payment of at least $50.

Great-West will issue a certificate or other statement setting forth in substance the benefits, rights, and privileges to which such person is entitled under the Contract, to each Annuitant describing the benefits payable under the elected annuity payment option.

Election of Annuity Options.

An Annuitant is required to elect an annuity payment option. The Annuitant must Request an annuity payment option or change an annuity payment option no later than 30 days prior to the Annuity Commencement Date elected by the GLWB Participant.

To the extent available under the Code and the Retirement Plan, the annuity payment options are:

•	Income for Single Life Only

•	Income for Single Life with Guaranteed Period

•	Income for Joint Life Only

•	Income for Joint Life with Guaranteed Period

•	Income for a Specific Period

•	Any other form of annuity payment permitted under the Retirement Plan, if acceptable to Great-West.

The annuity option that will always be available is the Income for Single Life Only Annuity. If this annuity option is elected, Great-West will make payments to the Annuitant at a frequency specified in the annuity certificate or other statement for the duration of the Annuitant’s lifetime. Payments will cease pursuant to the terms of the certificate or other statement.

Annuity purchase rates will be the same rates that are available for a Single Premium Immediate Annuity currently offered by Great-West at the time of annuitization.

TERMINATION OF THE CONTRACT

Either Great-West or the Plan Sponsor may terminate the Contract with advance written notice to the other party. The Contract termination date shall be the seventy-fifth (75th) or next Business Day after the date written notice is received in the Administrative Offices in good order. Prior to the Contract termination date, Great-West and the Plan Sponsor may agree to an alternate Contract termination date.

If the Plan Sponsor Terminates the Contract.

Under the terms of the Contract, the Plan Sponsor may terminate the Contract. In this event, all benefits, rights, and privileges provided by the Contract shall terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract. If the Plan Sponsor terminates the Contract, the Plan Sponsor may not apply for a new contract until ninety (90) calendar days after the date of the most recent Contract termination. In the event of termination, the GLWB Participant may choose to utilize the Covered Fund Value in the following ways:

If the GLWB Participant is eligible to receive Distributions under the Retirement Plan:

(a)	the GLWB Participant may elect a direct rollover of the Covered Fund Value to an IRA that offers a Great-West approved GLWB feature, if available. In this situation, the Benefit Base and GAW, if applicable, will be retained as of the date of Distribution from the Covered Fund(s) and will apply to the new GLWB feature.

(b)	the GLWB Participant may choose to transfer the Covered Fund Value to any investment vehicle that does not offer a GLWB feature or to an investment vehicle that offers a GLWB feature, but does not permit the GLWB Participant to apply the Benefit Base and GAW to such feature. In this situation, the Benefit Base and GAW, if applicable, will be reduced to zero as of the date of the Distribution from the Covered Fund(s).

If the GLWB Participant does not elect or is not eligible to receive a Distribution:

The Covered Fund Value will be liquidated and invested pursuant to the terms of the Retirement Plan. This liquidation will cause the Benefit Base and the Covered Fund Value to be reduced to zero and any and all other benefits provided under the Contract and GLWB shall terminate on the Contract termination date.

For GLWB Participants that have reached the Settlement Phase on or before the date of the termination of the Contract, Installments will continue for as long as the GLWB Participant shall live.

If Great-West Terminates the Contract.

If Great-West terminates the Contract, such termination will not adversely affect the GLWB Participant’s rights under the Contract, except that additional Contributions may not be invested in the Covered Fund(s) other than reinvested dividends and capital gains. The GLWB Participant will still be obligated to pay the Guarantee Benefit Fee.

Other Termination.

In addition, if the Plan Sponsor terminates the Retirement Plan or moves the Retirement Plan to a provider that does not offer the Contract, the Contract will terminate. We will not refund the Guarantee Benefit Fee upon termination of the Contract.

MISCELLANEOUS PROVISIONS

Periodic Communications to GLWB Participants.

Account statements will be provided to GLWB Participants periodically by the Plan Sponsor, or its designated third party.

Amendments to the Contract.

The Contract and Certificate may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Amendments (if any) to accommodate design changes will be applicable only with respect to purchasers of new Contracts, unless the Company reasonably determines the change would be favorable for all existing Contract Owners. Changes in the Contract may need to be approved by the state insurance departments. The consent of the Contract Owner to an amendment will be obtained to the extent required by law.

Assignment.

The interests of the Plan Sponsor in the Contract may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated. The interests of the GLWB Participant in the GLWB may not be transferred, sold, assigned, pledged, charged, encumbered, or, in any way, alienated.

Cancellation.

The GLWB Participant can cancel GLWB by causing the Covered Fund Value or the Benefit Base to be reduced to zero prior to the Settlement Phase due to one or more Excess Withdrawals or by failing to pay the Guarantee Benefit Fee.

Misstatements.

We may require adequate proof of the age and death of the Annuitant, GLWB Participant or Covered Person(s) before processing a Request for GAWs and annuity payments. If the age of the Annuitant, GLWB Participant or Covered Person(s) has been misstated, the Installment or annuity payment established for him or her will be made on the basis or his or her correct age.

Any correction required due to misstatements may be corrected by Great-West, including increasing or decreasing future payments, in accordance with applicable law.

FINANCIAL CONDITION OF THE COMPANY

Many financial services companies, including insurance companies, have been facing challenges in this unprecedented market environment, and we are not immune to those challenges. We know it is important for you to understand how these events may affect our ability to meet guarantees that may be provided under the Contract. The Contract is not a separate account product, which means that no assets are set aside in a segregated or “separate” account to satisfy all obligations under the Contracts. Installments during Settlement Phase (if any) will be paid from our general account and, therefore, are subject to our claims paying ability. We issue other types of insurance policies and financial products as well, such as group variable annuities offered through retirement plans, term and universal life insurance, funding agreements, funding agreements backing notes and guaranteed investment contracts (“GICs”), and we also pay our obligations under these products from our assets in the general account. In the event of an insolvency or receivership, payments we make from our general account to satisfy claims under the Contract would generally receive the same priority as our other policyholder obligations.

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all the contractual obligations of our general account to our contract owners. In order to meet our claims-paying obligations, we regularly monitor our reserves to ensure we hold sufficient amounts to cover actual or expected contract and claims payments. In addition, we actively hedge our investments in our general account. However, it is important to note that there is no guarantee that we will always be able to meet our claims paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our general account assets, which include bonds, mortgages, general real estate investments, and stocks, as well as the loss in value of these investments resulting from a loss in their market value.

How to Obtain More Information. We encourage both existing and prospective Contract Owners and GLWB Participants to read and understand our financial statements. We prepare our financial statements on both a statutory basis and according to Generally Accepted Accounting Principles (GAAP). If you would like a free copy of our financial statements filed on Form 10-K for the year ended December 31, 2010, call (800) 537-2033 or write to the Administrative Office. In addition, our financial statements filed on Form 10-K for the year ended December 31, 2010 are available on the SEC’s website at http://www.sec.gov. You may obtain our statutory annual statement that is available by visiting our website at www.greatwest.com.

There is also information available on our website on ratings assigned to us by one or more independent rating organizations. These ratings are opinions of an operating insurance company’s financial capacity to meet the obligations of its insurance and annuity contracts based on its financial strength and/or claims-paying ability.

TAXATION OF THE CONTRACT AND GLWB

The following is a general discussion based on our interpretation of current United States federal income tax laws. This discussion does not address all possible circumstances that may be relevant to the tax treatment of a particular GLWB Participant. In general, this discussion does not address the tax treatment of transactions involving investment assets held in your Account except insofar as they may be affected by the holding of a GLWB. Further, it does not address the consequences, if any, of holding a GLWB under applicable federal estate tax laws or state and local income and inheritance tax laws. You should also be aware that the tax laws may change, possibly with retroactive effect. Prospective Contract Owners and GLWB Participants should consult their own tax advisors regarding the potential tax implications of purchasing a Contract or GLWB in light of their particular circumstances.

In General.

The Contract is a novel and innovative instrument and, to date, its proper characterization and consequences for federal income tax purposes have not been directly addressed in any cases, administrative rulings or other published authorities. We can give no assurances that the Internal Revenue Service (“IRS”) will agree with our interpretations regarding the proper tax treatment of a Contract or GLWB or the effect (if any) of the purchase of a Contract or GLWB on the tax treatment of any transactions in your Account, or that a court will agree with our interpretations if the IRS challenges them. You should consult a tax advisor before purchasing a Contract or GLWB.

The following discussion generally applies to Contracts and GLWBs treated as annuity contracts maintained as part of a plan qualified under Section 403(b) of the Code.

Section 403(b) Contracts.

Section 403(b) of the Code allow employees of certain (Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a contract that will provide an annuity for the employee’s retirement. These premium payments may be subject to FICA (social security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, severance from employment, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

A GLWB is available only with respect to the Account for which the Contract and Certificate are purchased.

•	A GLWB is intended for purchase only by an employee participating in a Section 403(b) Retirement Plan.

•

We are not responsible for determining whether a GLWB complies with the terms and conditions of, or applicable law governing, the Retirement Plan. You are responsible for making that determination. Similarly, unless otherwise agreed, we are not responsible for administering any applicable tax or other legal requirements applicable to the Retirement Plan. The Plan Sponsor, the GLWB Participant or a service provider for the Retirement Plan is responsible for determining that distributions, beneficiary designations, investment restrictions, charges and other transactions under a GLWB are consistent with the terms and conditions of the Retirement Plan and applicable law.

•	If the GLWB Participant’s spouse is a joint Covered Person, that spouse must be the GLWB Participant’s sole beneficiary under the Retirement Plan.

•

The GLWB Participant’s Account is subject to required minimum distribution rules. Withdrawals during the GAW Phase from the Covered Fund Value taken to meet required minimum distribution requirements, in the proportion of the GLWB Participant’s Covered Fund Value to the overall Account balance (and not taking into account any other retirement balances of the GLWB Participant), will be deemed to be within the contract limits for the GLWB and will not be treated as Excess Withdrawals. The required minimum distribution shall not exceed the required minimum distribution amount calculated under the Code and regulations issued thereunder as in effect on the Election Date. In the event of a dispute about the required minimum distribution amount, our determination will govern. In some circumstances, compliance with the minimum distribution rules may affect the amount and timing of Installments pursuant to the GLWB.

•

We generally are required to confirm, with the Plan Sponsor or otherwise, that surrenders or transfers requested by GLWB Participants comply with applicable tax requirements and to decline requests that are not in compliance. We will defer such payments requested by GLWB Participants until all information required under the tax law has been received. By requesting a surrender or transfer, a GLWB Participant consents to the sharing of confidential information about the GLWB Participant, the Contract and Certificate, and transactions under the Contract, the GLWB and any other 403(b) contracts or accounts the GLWB Participant has under the Retirement Plan among us, the employer or Plan Sponsor, any Plan administrator or recordkeeper, and other product providers.

•	The Retirement Plan can be terminated, or the availability of the GLWB under the Retirement Plan otherwise discontinued by persons other than the GLWB Participant.

Numerous changes have been made to the income tax rules governing Section 403(b) contracts as a result of legislation enacted during the past several years, including rules with respect to: maximum contributions, required distributions, penalty taxes on early or insufficient distributions, and income tax withholding on distributions.

In the case of distributions from a Section 403(b) contract, including payments to a GLWB Participant from a GLWB, a ratable portion of the amount received is taxable, generally based on the ratio of the GLWB Participant’s cost basis (if any) to the GLWB Participant’s total accrued benefit under the Retirement Plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from Section 403(b) contract. To the extent amounts are not includable in gross income because they have been properly rolled over to an IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty also will not apply to: (a) distributions made on or after the date on which the GLWB Participant reaches age 59 1/2;

(b) distributions following the GLWB Participant’s death or disability (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) distributions that are part of substantially equal periodic payments made not less frequently than annually for the GLWB Participant’s life (or life expectancy) or the joint lives (or joint life expectancies) of the GLWB Participant and a designated beneficiary; and (d) certain other distributions specified in the Code.

Generally, distributions from a Section 403(b) contract must commence no later than April 1 of the calendar year following the year in which the individual attains age 70 1/2 or, if later, retires from employment with the Section 403(b) plan sponsor. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. Distribution requirements also apply to Section 403(b) contracts upon the death of the individual. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

Distributions from Section 403(b) contracts generally are subject to withholding for the individual’s federal income tax liability, subject to the individual’s election not to have tax withheld. The withholding rate varies according to the type of distribution and the individual’s tax status.

“Eligible rollover distributions” from Section 403(b) contracts and certain other retirement plans are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is any distribution to an employee (or employee’ spouse or former spouse as beneficiary or alternate payee) from such a plan, except certain distributions such as distributions required by the Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if (i) the employee (or employee’s spouse or former spouse as beneficiary or alternate payee) chooses a “direct rollover” from the plan to a tax qualified plan, IRA, Roth IRA or Section 403(b) contract or to a governmental 457 plan that agrees to separately account for rollover contributions; or (ii) non-spouse beneficiary chooses a “direct rollover” from the plan to an IRA established by the direct rollover.

Seek Tax Advice. The above description of federal income tax consequences of the Section 403(b) contracts is only a brief summary meant to alert you to the issues and is not intended as tax advice. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. Any person considering the purchase of a GLWB should first consult a qualified tax advisor.

ABOUT US

Great-West is a stock life insurance company that was originally organized under the laws of the State of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the State of Colorado. Our executive office is located at 8515 East Orchard Road, Greenwood Village, Colorado 80111.

Great-West is a wholly owned subsidiary of GWL&A Financial, Inc., a Delaware holding company. GWL&A Financial, Inc. is an indirect wholly-owned subsidiary of Great-West Lifeco Inc., a Canadian holding company. Great-West Lifeco Inc. is a subsidiary of Power Financial Corporation, a Canadian holding company with substantial interests in the financial services industry. Power Financial Corporation is a subsidiary of Power Corporation of Canada, a Canadian holding and management company. Mr. Paul Desmarais, through a group of private holding companies that he controls, has voting control of Power Corporation of Canada.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, and Guam. We are obligated to pay all amounts promised under the Contract and Certificates.

GWFS Equities serves as principal underwriter for the Contracts and is a broker/dealer registered with the SEC. Great-West directly owns all stock of GWFS Equities.

SALES OF THE CONTRACTS

We have entered into an underwriting agreement with GWFS Equities for the distribution and sale of the Contracts. Pursuant to this agreement, GWFS Equities serves as principal underwriter for the Contracts, offering them on a continuous basis. GWFS Equities is located at 8515 East Orchard Road, Greenwood Village, CO 80111. GWFS Equities will use its best efforts to sell the Contracts, but is not required to sell any specific number or dollar amount of Contracts.

GWFS Equities was organized as a corporation under the laws of the State of Delaware in 1984 and is an affiliate of ours. GWFS Equities is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with the securities administrators in the states in which it operates, and is a member of the Financial Industry Regulatory Authority (“FINRA”).

GWFS Equities offers the Contracts through its registered representatives who are registered with FINRA and with the states in which they do business. More information about GWFS Equities and its registered representatives is available at http://www.finra.org or by calling 800-289-9999. You can also obtain an investor brochure from FINRA describing its Public Disclosure Program. Registered representatives with GWFS Equities are also licensed as insurance agents in the states in which they do business and are appointed with us.

GWFS Equities may also enter into selling agreements with unaffiliated broker-dealers to sell the Contracts. The registered representatives of these selling firms are registered with FINRA and with the states in which they do business, are licensed as insurance agents in the states in which they do business, and are appointed with us.

We do not pay commissions to GWFS Equities or to the unaffiliated broker-dealers in connection with the sale or solicitation of the Contracts. However, we may provide non-cash compensation in the form of training and education programs to registered representatives of GWFS Equities who sell the Contracts as well as registered representatives of unaffiliated broker-dealers. Registered representatives of GWFS Equities also sell other insurance products that we offer and may receive certain non-cash items, such as conferences, trips, prizes and awards under non-cash incentive compensation programs pertaining to those products. None of the items are directly attributable to the sale or solicitation of the Contracts. Such compensation will not be conditioned upon achievement of a sales target. Finally, we and GWFS Equities may provide small gifts and occasional entertainment to registered representatives with GWFS Equities or other selling firms in circumstances in which such items are not preconditioned on achievement of sales targets.

At times, GWFS Equities may make other cash and non-cash payments to selling firms for expenses relating to the recruitment and training of personnel, periodic sales meetings, the production of promotional sales literature and similar expenses. These expenses may also relate to the synchronization of technology between the Company, GWFS Equities, and the selling firm in order to coordinate data for the sale and maintenance of the Contracts. The amount of other cash and non-cash compensation paid by GWFS Equities or its affiliated companies ranges significantly among the selling firms. GWFS Equities and its affiliates may receive payments from affiliates of the selling firms that are unrelated to the sale of the Contracts.

Any amounts paid by GWFS Equities to a selling firm or by Great-West to a selling firm are derived from the general account assets of Great-West and are not deducted from the Guarantee Benefit Fee. The Guarantee Benefit Fee does not vary because of such payments to such selling firms

Although the Company and GWFS Equities do not anticipate discontinuing offering the Contracts, we do reserve the right to discontinue offering the Contracts at any time.

ADDITIONAL INFORMATION

Owner Questions.

The obligations to Contract Owners and Covered Persons under the Contracts are ours.  Please direct your questions and concerns to us at our Administrative Office.

Return Privilege.

Within the free-look period (generally 30 days under applicable state law) after receiving the Contract, the Contract Owner may cancel it for any reason by delivering or mailing it postage prepaid to:

Great-West Life & Annuity Insurance Company

Annuity Administration

8515 East Orchard Road

Greenwood Village, CO 80111

If the Contract Owner cancels the Contract, the Contract will be void.

State Regulation.

As a life insurance company organized and operated under the laws of the State of Colorado, we are subject to provisions governing life insurers and to regulation by the Colorado Commissioner of Insurance.  Our books and accounts are subject to review and examination by the Colorado Division of Insurance.

Evidence of Death, Age, Gender, or Survival.

We may require proof of the age, gender, death, or survival of any person or persons before acting on any applicable Contract provision.

LEGAL MATTERS

Certain matters regarding the offering of the securities herein will be passed upon by Beverly A. Byrne, internal counsel for the Company.

Sutherland Asbill and Brennan LLP has provided advice on certain matters relating to the federal securities laws.

Opinions may be issued in the future by counsel other than those listed above. The name of such counsel, other than those listed above, will be included in a prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule of Great-West Life & Annuity Insurance Company and subsidiaries (the “Company”), incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the years ended December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the change in accounting for the recognition and presentation of other-than-temporary impairments, as required by accounting guidance adopted on April 1, 2009. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC.

The registration statement, including exhibits, contains additional relevant information about us. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in compliance with such laws, we file annual, quarterly, and current reports and other information with the SEC. You can read and copy any reports or other information we file at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of our documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Our filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. This prospectus incorporates by reference our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 31, 2011.

Upon oral or written request, we will provide you a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement (including any exhibits that are specifically incorporated by reference in them) at no cost. To request such documents, please write or call:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, CO 80111

800-537-2033

rollover_group@gwl.com

The documents that are incorporated by reference are available on our website at www.greatwest.com.

DEFINITIONS

The following is a listing of defined terms.

Account - A separate record maintained by the Plan Sponsor or its designee in the name of each Retirement Plan participant which reflects his or her interests in the assets in both Covered Fund(s) and other investment options in the Retirement Plan.

Accumulation Phase – The period of time between the Election Date and the Initial Installment Date.

Administrative Offices – 8515 East Orchard Road, Greenwood Village, CO 80111.

Alternate Payee – Any spouse, former spouse, child or other dependent of a Retirement Plan participant, or other person allowed by law, who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefit payable under a Retirement Plan with respect to such Retirement Plan participant.

Annuitant – The person upon whose life the payment of an annuity is based.

Annuity Commencement Date – The date that annuity payments begin to an Annuitant.

Attained Age – The GLWB Participant’s age on the Ratchet Date.

Beneficiary – A person or entity named by the Retirement Plan participant or the terms of the Retirement Plan to receive all or a portion of the Account upon the death of the Retirement Plan participant.

Benefit Base – The amount that is multiplied by the GAW Percentage to calculate the GAW. The Benefit Base increases dollar-for-dollar upon any Contract Contribution and is reduced proportionately for an Excess Withdrawal. The Benefit Base can also increase with positive Covered Fund performance on the Ratchet Date. Each Covered Fund will have its own Benefit Base. A Covered Fund Benefit Base cannot be transferred to another Covered Fund unless we require a Transfer as a result of a Covered Fund being eliminated or liquidated.

Business Day – Any day, and during the hours, on which the New York Stock Exchange is open for trading. Except as otherwise provided, in the event that a date falls on a non-Business Day, the date of the succeeding Business Day will be used.

Contract Contributions – GLWB Participant directed amounts received and allocated to the GLWB Participant’s Covered Fund(s) including rollovers as defined under Section 402 of the Code and Transfers. Reinvested dividends, capital gains, and settlements arising from the Covered Fund(s) will not be considered Contract Contributions for the purpose of calculating the Benefit Base but will affect the Covered Fund Value.

Code – The Internal Revenue Code of 1986, as amended, and all related laws and regulations which are in effect during the term of the Contract and Certificate.

Company – Great-West Life & Annuity Insurance Company, the issuer of the Contract (also referred to as “we”, “us,” or “our”).

Contract Owner – The owner of the Contract that is identified on the Contract Data Page, which generally is the Plan Sponsor.

Covered Fund– Interests in the investment options held in the Account designed for the GLWB, as follows:

•Maxim SecureFoundationSM Balanced Portfolio

•Maxim SecureFoundationSM Lifetime Portfolios

•Any other fund as approved by Great-West for the Contract and Certificate.

Covered Fund Value – The aggregate value of each Covered Fund held in the Account.

Covered Person(s) – For purposes of this Contract, the person(s) whose age determines the GAW Percentage and on whose life the GAW Amount will be based. If there are two Covered Persons, the GAW Percentage will be based on the age of the younger life and the Installments can continue until the death of the second life. A joint Covered Person must be the GLWB Participant’s spouse and the 100% primary beneficiary under the Retirement Plan.

Distributions – Amounts paid to a GLWB Participant from a Covered Fund pursuant to the terms of the Retirement Plan and the Code.

Election Date –The date on which the Retirement Plan participant, Alternate Payee or Beneficiary elects the GLWB option in the Contract and pursuant to the terms of the Covered Fund(s) prospectus or disclosure document. The Election Date shall be the date upon which the initial Benefit Base is calculated. For the SecureFoundation Lifetime Portfolios, the Election Date is also the Guarantee Trigger Date.

Excess Withdrawal – An amount either distributed or transferred from the Covered Fund(s) during the Accumulation Phase or any amount combined with all other amounts that exceeds the annual GAW during the Withdrawal Phase. The Excess Withdrawal reduces the Benefit Base, as described in the Accumulation Phase section. Neither the Guarantee Benefit Fee nor any other fees or charges assessed to the Covered Fund Value as directed by the Plan Sponsor and as agreed to by Great-West shall be treated as a Distribution or Excess Withdrawal for this purpose.

GLWB – A guaranteed lifetime withdrawal benefit.

GLWB Participant – A Retirement Plan participant, Alternate Payee or Beneficiary who is: (i) eligible to elect the GLWB; (ii) invested in a Covered Fund(s); and (iii) a Covered Person.

GAW– The annualized withdrawal amount that is guaranteed for the lifetime of the Covered Person(s), subject to the terms of this Contract.

GAW Phase – The period of time between the Initial Installment Date and the first day of the Settlement Phase.

GAW Percentage (GAW%) –The percentage of the Benefit Base that determines the amount of the GAW. This percentage is based on the age of the Covered Person(s) as of the date we calculate the first Installment. If there are two Covered Persons the percentage is based on the age of the younger Covered Person, pursuant to Section 5.01.

Guarantee Benefit Fee — The asset charge periodically calculated and deducted from the GLWB Participant’s Covered Fund Value or assessed through another means of payment pursuant to the terms of the Contract and while the Contract is in force.

Guaranteed Lifetime Withdrawal Benefit (GLWB) – A payment option offered by the Retirement Plan that pays Installments during the life of the Covered Person(s). The Covered Person(s) will receive periodic payments in either monthly, quarterly, semiannual, or annual Installments that in total over a twelve month period equal the GAW.

Guarantee Trigger Date – The date that the Covered Fund is purchased for the SecureFoundation Balanced Portfolio. For the Maxim SecureFoundation Lifetime Portfolios, the GLWB Participant does not purchase the GLWB until the first Business Day of the year that is ten years prior to the date in the name of the Maxim SecureFoundation Lifetime Portfolio. The Guarantee Trigger Date is also the Election Date for the SecureFoundation Lifetime Portfolios.

Initial Installment Date – The date of the first Installment under the GLWB, which must be a Business Day.

Installments – Periodic payments of the GAW during the GAW Phase and Settlement Phase. If the Covered Fund Value is less than the amount of the final Installment in the GAW Phase, Great-West will pay the Installment within 7 days from the Installment Date.

Installment Frequency Options – The options listed in the GAW section.

Plan Sponsor – An entity maintaining the Retirement Plan on behalf of Retirement Plan participants, Alternate Payees and Beneficiaries.

Qualified Domestic Relations Order (QDRO) – A domestic relations order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to receive all or a portion of the benefits payable with respect to a GLWB Participant and that complies with the requirements of the Code, if applicable, that and is accepted and approved by the Contract Owner for the Retirement Plan, except as otherwise agreed.

Ratchet – An increase in the Benefit Base if the Covered Fund Value exceeds the current Benefit Base on the Ratchet Date.

Ratchet Date – During the Accumulation Phase, the Ratchet Date is the anniversary of the GLWB Participant’s Election Date and each anniversary thereafter. During the Withdrawal Phase, the Ratchet Date is the Initial Installment Date and each anniversary thereafter. If any anniversary in the Accumulation and Withdrawal Phase is a non-Business Day, the Ratchet Date shall be the preceding Business Day for that year.

Request – An inquiry or instruction in a form satisfactory to Great-West. A valid Request must be: (i) received by Great-West at the Administrative Office in good order; and (ii) submitted in accordance with the provisions of the Contract, or as required by Great-West. The Request is subject to any action taken by Great-West before the Request was processed.

Reset – An optional GLWB Participant election during the Withdrawal Phase in which the current GAW Percentage and Benefit Base may be changed to the GLWB Participant’s Attained Age GAW Percentage and Covered Fund Value on the Ratchet Date.

Retirement Plan – The name of the plan as noted on the first page of the Contract.

Settlement Phase –The period when the Covered Fund Value has reduced to zero, but the Benefit Base is still positive. Installments continue under the terms of the Contract.

Spouses — Legally married under applicable Federal law.

Transfer – The reinvestment or exchange of all or a portion of the Covered Fund Value to or from a Covered Fund to: (i) another Covered Fund; or (ii) another investment option offered under the Retirement Plan.

Vested % – The vested portion of each Covered Fund divided by the total Covered Fund Value.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows (except for the Securities and Exchange Commission Filing Fee, all amounts shown are estimates):

Securities and Exchange Commission Registration Fees	$ 3,565	(based on a total of $50,000,000 Proposed Maximum Aggregate Offering)

Printing and engraving	$10,000
Accounting fees and expenses	$10,000
Legal fees and expenses	$300,000
Miscellaneous	$10,000

Total expenses (approximate)	$333,565

Item 14.     Indemnification of Directors and Officers.

Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

As used in this Article:

(1)            “Corporation” includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(2)            “Director” means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or to hold any similar position with, another domestic or foreign entity or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(3)            “Expenses” includes counsel fees.

(4)            “Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

(5)            “Official capacity” means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, the office in a corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. “Official capacity” does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6)            “Party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(7)            “Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102. Authority to indemnify directors.

(1)            Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in the proceeding if:

(a)            The person conducted himself or herself in good faith; and

(b)            The person reasonably believed:

(I)            In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and

(II)            In all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

(c)            In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

(2)            A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection (1) of this section. A director’s conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph (a) of subsection (1) of this section.

(3)            The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(4)            A corporation may not indemnify a director under this section:

(a)            In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)            In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

(5)            Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103. Mandatory Indemnification of Directors.

Unless limited by the articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 7-109-104. Advance of Expenses to Directors.

(1)            A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

(a)            The director furnishes the corporation a written affirmation of the director’s good-faith belief that he or she has met the standard of conduct described in Section 7-109-102;

(b)            The director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

(c)            A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

(2)            The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(3)            Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105. Court-Ordered Indemnification of Directors.

(1)            Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a)            If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification.

(b)            If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section 7-109-106. Determination and Authorization of Indemnification of Directors.

(1)            A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2)            The determinations required by under subsection (1) of this section shall be made:

(a)            By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(b)            If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

(3)            If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

(a)            By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

(b)            By the shareholders.

(4)            Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

(1)            Unless otherwise provided in the articles of incorporation:

(a)            An officer is entitled to mandatory indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b)            A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

(c)            A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108. Insurance.

corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under section 7-109-102, 7-109-103, or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the law of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109. Limitation of Indemnification of Directors.

(1)            A provision treating a corporation’s indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

(2)            Sections 7-109-101 to 7-109-108 do not limit a corporation’s power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110. Notice to Shareholders of Indemnification of Director.

If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

Bylaws of Great-West

Article IV. Indemnification

SECTION 1. In this Article, the following terms shall have the following meanings:

“expenses” means reasonable expenses incurred in a proceeding, including expenses of investigation and preparation, expenses in connection with an appearance as a witness, and fees and disbursement of counsel, accountants or other experts;

“liability” means an obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty or fine;

“party” includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding;

“proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

SECTION 2. Subject to applicable law, if any person who is or was a director, officer or employee of the corporation is made a party to a proceeding because the person is or was a director, officer or employee of the corporation, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if, with respect to the matter(s) giving rise to the proceeding:

the person conducted himself or herself in good faith; and

the person reasonably believed that his or her conduct was in the corporation’s best interests; and

in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

if the person is or was an employee of the corporation, the person acted in the ordinary course of the person’s employment with the corporation.

SECTION 3. Subject to applicable law, if any person who is or was serving as a director, officer, trustee or employee of another company or entity at the request of the corporation is made a party to a proceeding because the person is or was serving as a director, officer, trustee or employee of the other company or entity, the corporation shall indemnify the person, or the estate or personal representative of the person, from and against all liability and expenses incurred by the person in the proceeding (and advance to the person expenses incurred in the proceeding) if:

the person is or was appointed to serve at the request of the corporation as a director, officer, trustee or employee of the other company or entity in accordance with Indemnification Procedures approved by the Board of Directors of the corporation; and

with respect to the matter(s) giving rise to the proceeding:

the person conducted himself or herself in good faith; and

the person reasonably believed that his or her conduct was at least not opposed to the corporation’s best interests (in the case of a trustee of one of the corporation’s staff benefits plans, this means that the person’s conduct was for a purpose the person reasonably believed to be in the interests of the plan participants); and

in the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful; and

if the person is or was an employee of the other company or entity, the person acted in the ordinary course of the person’s employment with the other company or entity.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Great-West Life & Annuity Insurance Company pursuant to the foregoing provisions, Great-West Life & Annuity Insurance Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

*     *     *

Item 15.    Recent Sales of Unregistered Securities.

Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits

1	Form of Underwriting Agreement is filed herewith.

2	Not applicable.

3.1	Amended and Restated Articles of Incorporation of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173)

3.2	Amended and Restated By-laws of Great-West Life & Annuity Insurance Company are incorporated by reference to Registrant’s Form 10-K for the year ended December 31, 2006 filed on April 2, 2007. (File No. 333-01173)

4.1	Form of Contract is incorporated by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563)

4.2	Form of Application is incorporated by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563)

4.3	Form of Amendment Rider is filed herewith.

5	Opinion of Beverly A. Byrne, counsel for Great-West Life & Annuity Insurance Company is filed herewith.

6	Not applicable.

7	Not applicable.

8	Opinion of Great-West Life & Annuity Insurance Company (included in Exhibit 5).

9	Not applicable.

10	Not applicable.

11	Not applicable.

12	Not applicable.

13	Not applicable.

14	Not applicable.

15	Not applicable.

16	Not applicable.

17	Not applicable.

18	Not applicable.

19	Not applicable.

20	Not applicable.

21	Subsidiaries of the Registrant is incorporated by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563)

22	Not applicable.

23.1	Consent of Beverly A. Byrne (included in Exhibit 5).

23.2	Consent of Sutherland Asbill & Brennan LLP is filed herewith.

23.3	Consent of Deloitte & Touche LLP is filed herewith.

24	Powers of Attorney for Messrs. J. Balog, J. Bernbach, A. Desmarais, J.E.A. Nickerson, R.J. Orr, M. Plessis-Bélair, H. Rousseau, R.Royer, P.K. Ryan, T.T. Ryan, Jr., and B.E. Walsh are incorporated by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563).

25	Not applicable.

26	Not applicable.

27	Not applicable.

(b) Financial Statement Schedules

None

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on the 21th day of April 2011.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
(Registrant)

By:	/s/ M.T.G. Graye
M.T.G. Graye
President and Chief Executive Officer
of Great-West Life & Annuity Insurance Company

Pursuant to the requirements of the Securities Act of 1933, Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board
R. L. McFeetors

/s/ M. T. G. Graye	Director, President and Chief Executive Officer	April 21, 2011
M. T. G. Graye

/s/ J.L. McCallen	Executive Vice President and Chief Financial Officer	April 21, 2011
J.L. McCallen

/s/ J. Balog	Director	April 21, 2011
J. Balog*

/s/ J. L. Bernbach	Director	April 21, 2011
J. L. Bernbach*

/s/ A. Desmarais	Director	April 21, 2011
A. Desmarais*

Director
P. Desmarais, Jr.

Director
A. Louvel

/s/ J. E. A. Nickerson	Director	April 21, 2011
J. E. A. Nickerson*

/s/ R.J. Orr	Director	April 21, 2011
R. J. Orr*

/s/ M. Plessis-Bélair	Director	April 21, 2011
M. Plessis-Bélair*

/s/ H. Rousseau	Director	April 21, 2011
H. Rousseau*

/s/ R. Royer	Director	April 21, 2011
R. Royer*

/s/ P.K. Ryan	Director	April 21, 2011

P. K. Ryan*

/s/ T.T. Ryan, Jr.	Director	April 21, 2011

T. T. Ryan*

/s/ B.E. Walsh	Director	April 21, 2011

B. E. Walsh*

*By:	/s/ R. G. Schultz
	R. G. Schultz	April 21, 2011

*Attorney in Fact pursuant to Powers of Attorney for Messrs. J. Balog, J. Bernbach, A. Desmarais, J.E.A. Nickerson, R.J. Orr, M. Plessis-Bélair, H. Rousseau, R.Royer, P.K. Ryan, T.T. Ryan, Jr., and B.E. Walsh are incorporated herein by reference to the initial filing on Form S-1 filed on September 24, 2010. (File No. 333-169563)